Exhibit 4.6

Master Crude Oil Service Contract General Conditions

MASTER CRUDE OIL SERVICE CONTRACT

This contract (hereinafter the “Master Service Contract”) for the transportation of Crude Oil, storage of Crude Oil, unloading of Crude Oil from tank trucks, loading services for Crude Oil at Ports and loading of Crude Oil into tank trucks for ECOPETROL Crude Oil (term defined in Clause 34 of the General Conditions of this Master Service Contract), is signed this first (1st) day of April, 2013 (hereinafter the “Date of Signature”), by and between,

1.	ECOPETROL S.A., a mixed economy company linked to the Ministry of Mines and Energy, with its principal domicile in Bogota, Capital District, with Tax Identification Number 899.999.068-1, represented for the purpose of entering into this Master Service Contract by Javier Genaro Gutierrez Pemberthy, identified by the title below his signature, acting in his capacity as President, with authority to sign this Master Service Contract as provided for under the Bylaws for ECOPETROL S.A. (hereinafter, “ECOPETROL”); and

2.	CENIT TRANSPORTE Y LOGÍSTICA DE HIDROCARBUROS S.A.S., a Colombian commercial corporation and type of simplified joint stock company, domiciled in Bogota, Capital District, organized by virtue of private document dated June fifteenth (15th), 2012, registered in the commercial registry on June fifteenth (15th), 2012, with commercial registration number 02224959, represented for the purpose of entering into this Master Service Contract by Camilo Marulanda López, identified by the title below his signature, authorized for such purposes by the Board of Directors as provided for under Meeting Minute No. eight (8) of February twenty-first (21st), 2013 (hereinafter “CENIT”).

Based on the foregoing conditions, ECOPETROL and CENIT (together the “Parties” and, individually, a “Party” or the “Party”), hereby affirm that they have entered into this Master Service Contract, taking into account the following

Recitals

1.	ECOPETROL, pursuant to the provisions of Article 4 of the Petroleum Code, engages in activities related to the exploration, production, refining and transport of hydrocarbons, which are characterized as public utilities.

2.	ECOPETROL, prior to the Date of Signature, had infrastructure, either owned or in concession, for the unloading, transport, storage and export of Crude Oil.

3.	ECOPETROL, likewise (i) subject to available capacity for the assets referred to in the previous clause and (ii) pursuant to authorizations under the law or current concession contracts, had been prior to the Date of Signature providing unloading, transportation, storage and loading services for Crude Oil for export of hydrocarbons owned by third parties.

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4.	ECOPETROL individually constructed and operated prior to the Date of Signature pipelines for private use, which in accordance with the provisions of the Petroleum Code and Resolution 18 1258 of 2010 of the Ministry of Mines and Energy, and that it and its Affiliates (a term defined in Clause 34 of the General Conditions of this Master Service Contract) utilized pursuant to the provisions of Article 45 of the Petroleum Code.

5.	ECOPETROL, individually, currently has in concession and/or under a licensing regime, private service port infrastructure, for exclusive use by it and its legal and financial entities, as provided for under law.

6.	By virtue of the authorization contained in Decree 1320 of 2012, ECOPETROL formed the corporation CENIT as a subsidiary of ECOPETROL, specialized in providing transportation, storage and logistics services for hydrocarbons, derivatives, products and related materials in Colombia or abroad.

7.	ECOPETROL (i) as part of the formation and effective start-up of CENIT and (ii) in its capacity as CENIT’s sole partner, carried out through an Asset Contribution Contract (a defined term in Section Clause 34 of the General Conditions of this Master Service Contract) (a) the contribution of assets associated with the transportation of Crude Oil owned by ECOPETROL (hereinafter the “Assets”) and (b) committed to undertake the processes aimed at the assignment of port concession contracts related to the import and export of Crude Oil and its products to CENIT, under the terms as determined and approved by the competent authority.

8.	In accordance with the provisions of ECOPETROL’s Procurement Manual, entering into of this Master Service Contract is derived from a direct selection process based on the following specific and special conditions of CENIT: (i) to be the beneficiary of the transfer of the Assets, according to provisions in the foregoing recitals and (ii) be the only provider of the Services that are contemplated by this Master Service Contract, through Assets contributed by ECOPETROL.

9.	This Master Service Contract shall establish the terms under which ECOPETROL will contract capacity for the Assets, taking into account ECOPETROL’s status as a petroleum exploration, production and refining company, pursuant to the provisions of Article 45 of the Petroleum Code.

10.	The Parties, through agreements separate from this Master Service Contract, defined the terms and conditions under which ECOPETROL committed to assign to CENIT the rights and obligations in force as of the date of transfer of the Assets, particularly with relation to services provided to third parties, bilateral agreements, operating agreements and financial and social commitments associated with them.

11.	CENIT is in compliance with its obligations concerning systems for health, professional risk, pension and contributions to Family Compensation Funds, the Colombian Institute of Family Welfare and the National Learning Service, with regard to all of its employees in Colombia. To confirm this, it provided ECOPETROL with a certificate attesting to the foregoing, issued by CENIT’s internal auditor.

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12.	CENIT is not listed in the Fiscal Debtor Bulletin prepared by the Colombian National Comptroller’s Office as an entity that has received a final tax liability decision and failed to comply with the obligation therein.

Based on the foregoing recitals, the Parties have agreed to enter into this Master Service Contract, which shall be subject to the following

General Conditions

Clause 1	Interpretation

Section 1.01    Interpretation. All capitalized terms in this Master Service Contract shall have the meaning indicated in Clause 34 of the General Conditions, or as expressly set forth herein. Definitions shall apply to the General Conditions of the Master Service Contract, its Chapters and Chapter annexes, as well as to any supplementary agreement signed, except where otherwise provided. The meanings set forth for defined terms in this Master Service Contract shall be applicable both for singular and plural forms, and feminine, masculine or gender-neutral defined terms shall include all other genders.

Section 1.02   Interpretation Criteria. In the event there is a contradiction between the provisions contained in the General Conditions of this Master Service Contract, its Chapters and annexes hereof, in accordance with the Service in question, the order of prevalence regarding its interpretation shall be as follows:

(i)	Chapters excluding their annexes.

(ii)	Clauses of the General Conditions of the Master Service Contract, excluding their annexes.

(iii)	Annexes.

Clause 2	Purpose

Section 2.01   The purpose of this Master Service Contract is to regulate the comprehensive provision of Services by CENIT to ECOPETROL, with respect to ECOPETROL Crude Oil. CENIT shall provide Services with full technical, financial and administrative autonomy in exchange for payment of Rates by ECOPETROL and in accordance with the Service provided.

Notwithstanding the provisions of this Master Service Contract, the scope, terms and specific conditions for the provision of each of the contracted Services are regulated in Chapters I, II, III, IV and V.

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Section 2.02    In order to ensure the comprehensive provision of Services contemplated in this Master Service Contract for ECOPETROL, CENIT may utilize:

(i)	The Assets listed in the descriptive annexes corresponding to each of the Chapters I, II, III, IV and V of this Master Service Contract, or

(ii)	All additional or supplementary infrastructure that is developed and/or acquired and/or transferred and/or leased and/or that CENIT has available following the Date of Signature hereof, that is related to and/or incidental to the Assets referenced in (i) above and that is necessary or advisable to ensure the provision of the Services contemplated in this Master Service Contract. The Parties understand that the infrastructure referred to in this sub-paragraph shall not include the infrastructure referenced in Section 2.03 of the General Conditions of this Master Service Contract.

Section 2.03    This Master Service Contract may include the provision of Services regarding:

(i)	All infrastructure that following the conclusion of this Master Service Contract is acquired by and/or becomes available to CENIT, and that:

(a)	Is not listed in the annexes for Chapters I, II, III, IV and V hereof, and,

(b)	Is not necessary or advisable to ensure the provision of the Services contemplated in this Master Service Contract. With respect to such infrastructure, CENIT is required to offer access to such infrastructure to ECOPETROL, in identical conditions as would be offered to any other CENIT client, except in the case of business transactions tailored to meet the particular requirements of a third party.

(ii)	All infrastructure that following the conclusion of this Master Service Contract is assigned to CENIT in its capacity as concessionaire and that:

(a)	Is not included in the annexes for Chapters I, II, III, IV and V hereof, and,

(b)	Is not necessary or advisable to ensure the provision of the Services contemplated in this Master Service Contract. With respect to this, CENIT is required to offer access to such infrastructure to ECOPETROL, in identical conditions as would be offered to any other CENIT client, except in the case of business transactions tailored to meet the particular requirements of a third party.

In each specific instance, CENIT and ECOPETROL shall define the terms under which the respective services shall be included in this Master Service Contract.

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Clause 3	Capacity Contracted by ECOPETROL

Section 3.01   For the comprehensive provision of Services, CENIT is required to guarantee for ECOPETROL the capacity necessary to transport ECOPETROL Crude Oil up to the Capacity Contracted by ECOPETROL.

Section 3.02   Notwithstanding the special considerations provided for in Chapters I, II, III, IV and V of this Master Service Contract, the Capacity Contracted by ECOPETROL shall include the following modalities: (i) Firm Capacity and (ii) Additional Capacity.

Section 3.03   Notwithstanding the provisions in Sections 3.04, 3.05 and 3.07, CENIT warrants to ECOPETROL that for the effective term of the Master Service Contract, it shall maintain availability of its Firm Capacity for each Asset at an amount that is no less than the figure resulting from the following formula:

Minimum Firm Capacity Availability = 0.9 x FC x (365 – S)

Where,

•	FC is the Firm Capacity for each Asset; and
•	S is the number of Days the applicable Service will be suspended due to a Justified Event.

Only during 2013, the Minimum Firm Capacity Availability for each Asset shall be calculated using the following formula:

Minimum Firm Capacity Availability = 0.9 x FC x (270 – S)

Section 3.04    Firm Capacity.

(i)	Upon signature of this Master Service Contract, ECOPETROL shall have a Firm Capacity for each of the Assets, as specified in the annexes to Chapters I, II, III, IV and V hereof.

(ii)	With respect to Firm Capacity:

(a)	As specified in the annexes to Chapters I, II, III, IV and V hereof, ECOPETROL shall have a portion of such capacity under the “Ship or Pay” modality, pursuant to the definition contained in Clause 34 of the General Conditions of this Master Service Contract.

(b)	As specified in the annexes to Chapters I, II, III, IV and V hereof, ECOPETROL shall have a portion of such capacity under the “Ship and Pay” modality, pursuant to the definition contained in Clause 34 of the General Conditions of this Master Service Contract.

(c)	As a result of the provisions set forth in sub-paragraphs (a) and (b) above:

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1.	The sum total of contracted capacities under the “Ship or Pay” and “Ship and Pay” modalities amounts to one hundred percent (100%) of the Firm Capacity contracted by ECOPETROL.

2.	Firm Capacity contracted under the “Ship or Pay” modality and Firm Capacity contracted under the “Ship and Pay” modality shall comprise percentages of the total Firm Capacity, based on the specifications in the annexes to the respective Chapters hereof. As of the Date of Signature, such percentages equal seventy-seven percent (77%) for the “Ship or Pay” modality and twenty-three percent (23%) for the “Ship and Pay” modality.

Section 3.05    Specific rights concerning Firm Capacity. ECOPETROL shall be entitled to release and/or assign in whole or in part Firm Capacity, based on the rules set forth below:

(i)	Temporary Firm Capacity Release under “Ship or Pay” modality:

(a)	ECOPETROL may at any point make the Firm Capacity under the “Ship or Pay” modality available to CENIT, either fully or in part, on a temporary basis.

It shall be understood that ECOPETROL releases such capacity in the following cases:

1.	When ECOPETROL notifies CENIT by any means of the volumes it releases and the time for which the capacity release will be effective.

2.	When ECOPETROL fails to nominate volumes within the Firm Capacity, in which case the release time shall be understood to be the respective Operational Month; and

3.	When ECOPETROL fails to use all or part of its Scheduled Capacity, in which case the release time shall be understood to be the respective Day.

(b)	For Temporary Capacity Release the Parties shall agree on the procedure for ensuring its commercialization.

If the Parties agree that CENIT is to market the Temporary Capacity Release, CENIT shall be required, on an ongoing basis, to offer and put forth its best efforts to market it. It is understood that CENIT shall offer the Temporary Capacity Release to third parties at such time as CENIT’s Available Asset Capacity is exhausted.

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(c)	ECOPETROL shall not be required to pay the Service Rate with regard to any Temporary Capacity Release that CENIT or ECOPETROL successfully markets to a third party.

(d)	ECOPETROL shall pay a Service Rate on the Temporary Capacity Release when CENIT or ECOPETROL are unable to market such Temporary Capacity Release.

(e)	With regard to ECOPETROL’s Temporary Capacity Releases which CENIT successfully markets, ECOPETROL shall remit to CENIT a Marketing Rate to be agreed by the Parties and shall not be required to pay any additional Rate. In any event, the amount of the Marketing Rate agreed by the Parties shall not be greater than:

1.	For released and marketed capacities of up to twenty thousand (20,000 BPCD) Barrels per Calendar Day, the Marketing Rate shall not exceed ten percent (10%) of the Service Rate corresponding to the Asset(s) subject to temporary release by ECOPETROL.

2.	For released and marketed capacities in excess of twenty thousand (20,000 BPCD), the Marketing Rate shall not exceed seven percent (7%) of the Service Rate corresponding to the Asset(s) subject to temporary release by ECOPETROL.

(f)	CENIT shall not be required to accept nominations from ECOPETROL with respect to the Temporary Capacity Release, except in the event that it has not successfully marketed such Temporary Capacity Release.

(g)	In those cases where various users release capacity for the respective Asset and CENIT markets a portion of such Temporary Capacity Release, for purposes of applying the rules set forth in letters (c) and (e) above, CENIT shall distribute such marketed capacity among the users that have released capacity, based on the proportion of contracted firm capacity held by each one of the users that have released capacity.

(h)	The release of capacity does not involve contractual modification of the Firm Capacity under ECOPETROL’s “Ship or Pay” modality.

(ii)	Permanent Firm Capacity Release under the “Ship or Pay” modality:

(a)	Within the first ten (10) Calendar Years of the Completion Period of the Master Service Contract, ECOPETROL may permanently make available to CENIT all or part of the contracted Firm Capacity.

(b)	For purposes of the Permanent Capacity Release, ECOPETROL may at any time notify CENIT, and by any written means, of the volumes it is releasing of the respective Firm Capacity and the Asset to which such Permanent Capacity Release applies. The Permanent Capacity Release shall be effective as of the first (1st) Day of the third (3rd) month following the date of notification of such permanent release.

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(c)	Following the first ten (10) Calendar Years of the Completion Period of the Master Service Contract, ECOPETROL may permanently make available to CENIT, at any time, all or part of the Firm Capacity. In this case of capacity release, the Firm Capacity shall only be modified when expressly accepted by CENIT.

(d)	ECOPETROL shall not be required to pay any Rate with regard to Permanent Capacity Release.

(e)	The permanent capacity release leads to a contractual modification of ECOPETROL’s Firm Capacity. In order to determine the modified amount of Firm Capacity for each modality, the percentages set forth in Section 3.04 (ii) (c) (2) of the General Conditions shall be applied to the total amount of capacity that ECOPETROL has advised it will permanently release.

(f)	When ECOPETROL permanently releases capacity as a result of the termination or modification of the contract in force with the National Hydrocarbons Agency for the purchase of royalty Crude Oil, the Permanent Capacity Release shall modify the Firm Capacity:

1.	When the release occurs during the first ten (10) Calendar Years of the Master Service Agreement, the percentages set forth in Section 3.04 (ii) (c) (2) the General Conditions shall be applied to the total amount of capacity that ECOPETROL has advised it will permanently release.

2.	Following the tenth Calendar Year the Master Service Contract has been in force, ECOPETROL may only unilaterally release capacity for volumes corresponding to royalty hydrocarbons that, pursuant to an order from the National Hydrocarbons Agency (or the entity acting in its stead) or from ECOPETROL in its capacity as purchaser, shall no longer form part of the contract(s) for royalty purchases that ECOPETROL has in effect at any given time.

In this case, it shall be understood that Permanent Capacity Release corresponds solely to the Firm Capacity subject to the “Ship or Pay” modality. Consequently, the percentages set forth in Section 3.04 (ii) (c) (2) of the General Conditions shall be adjusted based on the total amount of the capacity that ECOPETROL has indicated it will permanently release.

(iii)	Assignment of rights to Firm Capacity:

(a)	ECOPETROL may temporarily or permanently assign all or a portion of its contractual rights to the Firm Capacity agreed in this Master Service Contract.

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(b)	Should ECOPETROL exercise the option mentioned in the previous sub-paragraph, the following aspects must be taken into account:

1.	ECOPETROL must inform CENIT of the volume of the capacity assigned to a third party, as well as of the effective time of the assignment for cases involving temporary assignment.

2.	CENIT shall have a period of fifteen (15) Days to inform ECOPETROL of any objection it may have regarding any third party assignee. CENIT may not object to the assignment in cases where the third party assignee meets the following conditions:

(A)	The assignee is a duly organized legal entity whose validity is at least equal to that of the assignment period, plus three (3) Calendar Years;

(B)	The assignee has the financial capacity to satisfy the assigned obligations;

(C)	The assignee grants to CENIT, if it so requests, an adequate guarantee to the satisfaction of the latter with respect to the obligations that are assumed; and

(D)	The assignee is not authorized to in turn assign such rights to a third party, except where previously approved by CENIT.

3.	The assignment of rights carried out by ECOPETROL and to which CENIT does not object, shall be fully binding and obligatory for CENIT.

4.	The exercise of the rights to Firm Capacity by the assignee shall be subject to the execution of a separate contract between the third party and CENIT.

5.	ECOPETROL shall not be jointly liable with the assignee regarding the obligations under its responsibility that are derived as a result of the assignment of Firm Capacity.

6.	As a result of the Firm Capacity transfers, ECOPETROL shall not be required to pay any Rate for such assigned capacity.

Section 3.06    Additional Capacity.

(i)	Should ECOPETROL so require, CENIT is required to offer Additional Capacity beyond the Firm Capacity in identical conditions as would be offered to a third party, subject to the existence of Unused Capacity.

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(ii)	Any Additional Capacity utilized by ECOPETROL shall be understood as having been agreed under the “Ship and Pay” modality, subject to the existence of Unused Capacity and shall be compensated by the payment of Service Rates applicable for the Services effectively provided to ECOPETROL.

Section 3.07    Addition to Firm Capacity. At any time, the Parties may agree that all or part of the Additional Capacity requested by ECOPETROL be added as Firm Capacity, for which the Parties shall enter into the respective agreement whereby the conditions for completing such additional shall be defined.

Section 3.08    In identical conditions as those offered to third parties, any increase in capacity in the Assets obtained by CENIT as of the Date of Signature of this Master Service Agreement, may be contracted by ECOPETROL under the Additional Capacity or Firm Capacity modality.

Any change to the Firm Capacity pursuant to the provisions of Section 3.08 shall require a previous written agreement by the Parties.

Section 3.09    The Parties understand ECOPETROL’s position vis-á-vis other Shippers or users of the Assets is diminished if: (i) it constitutes or grants new easements for the Assets to third parties; (ii) extends the term of existing easements with regard to the Assets and thereby affects the rights of ECOPETROL as derived from this Master Service Agreement; (iii) grants, allows or acknowledges for any user or Shipper privileges or priority regarding access to the infrastructure that diminish the status of Shipper held by ECOPETROL by virtue of this Master Service Contract, with the exception of the Preferential Right for royalty Crude Oil.

Clause 4	Terms

Section 4.01  Term of Validity. This Master Service Contract shall take effect on the Date of Signature and shall remain in effect until it is terminated. The foregoing is without prejudice to the provision contained in number (iv) of Section 31.01 of the General Conditions hereof.

Section 4.02   Completion Period. CENIT is required to unconditionally and irrevocably, and subject to the conditions hereof, provide ECOPETROL with the Services described in this Master Service Contract, as of the Commencement Date to the thirty-first (31st) of March, 2044.

For purposes of formalizing the commencement of each of the Services to be provided, the Parties shall sign a certificate of commencement specific to each one of these.

The Completion Period shall not be impacted when (a) CENIT’s permits, licenses or authorizations required in order to provide one or more of the contracted Services are not granted; (b) CENIT’s permits, licenses or authorizations required in order to provide one or more of the contracted Services are cancelled; (c) CENIT’s permits, licenses or authorizations required in order to provide one or more of the contracted Services cannot be extended. Should any of these situations arise, CENIT shall still be required to provide those Services that are not impacted by the failure to grant, cancellation, inability to extend or lack of permits, licenses or authorizations, notwithstanding any responsibility attributable to CENIT, when these cases, for reasons attributable to CENIT, impact the continuity of Services provided to ECOPETROL.

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Section 4.03 Extension. The Completion Period shall be extended automatically in periods of five (5) Calendar Years. ECOPETROL must have funds available in the budget as a necessary condition for the automatic extension to take effect. ECOPETROL must notify CENIT, no less than six (months) in advance of the date of expiration of the Completion Period, of the Services that will be extended automatically, in accordance with existing availability of budgetary funds.

Clause 5	Value of the Contract and Consideration

Section 5.01   Value of the Contract. This Master Service Contract is for an undetermined amount. The final value of this Master Service Contract shall be established once it has been terminated and final settlement has occurred.

Section 5.02   Consideration. CENIT shall be compensated for the Services through payment of Service Rates pursuant to the terms and conditions established in the General Conditions and the Chapter regulating the respective Service.

ECOPETROL shall only be required to pay CENIT the Service Rate applicable to Services provided to ECOPETROL, and under the terms agreed in this Master Service Contract. Consequently, ECOPETROL shall not be required to make additional payments.

Section 5.03   Comprehensive nature of Service Rates. Service Rates shall include all costs, expenses, risks and utility associated with providing the Services contemplated under the Master Service Agreement.

Section 5.04    Notwithstanding CENIT’s contractual responsibility, ECOPETROL shall not be required to remit Service Rates for:

(i)	The volumes of ECOPETROL Crude Oil corresponding to Identifiable Losses, except where CENIT demonstrates that they were attributable to a Justified Event and that all Reasonable Efforts were put forth; or

(ii)	The volumes of ECOPETROL Crude Oil corresponding to Non-Identifiable Losses exceeding the maximum allowable tolerance under the law for these losses or the tolerance agreed by the Parties.

ECOPETROL shall remit the applicable Rate in those situations where CENIT provides the same volumes to ECOPETROL in kind, in the grades delivered by ECOPETROL, or its equivalent in offset volumes.

Section 5.05    Review of Service Rates. Service Rates may be reviewed:

(i)	For Crude Oil Transportation Service:

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(a)	In each rate period or in the situations permitted under law, pursuant to the provisions of the Ministry of Mines and Energy Resolution 12 4386 of 2010, as amended or superseded;

(b)	At any time when changes to the regulations for this activity occur; or

(c)	When CENIT establishes more favorable conditions for Shippers than those set forth in this Master Service Contract for ECOPETROL, taking into consideration the applicable contracting schedules.

(ii)	For other Services, every four (4) years from the Date of Signature, for which a new written agreement modifying current Rates will be necessary.

When either of the Parties requests that a Rate be revised, the other Party shall be required to provide the respective studies in advance, for which the Party requesting the revision shall submit or furnish all supporting documentation on which its request is based. The Party completing the study may refuse to modify the Rate only by reasonable written justification.

In the event of disagreement, the interested Party may pursue the mechanisms provided for under Clause 24 of the General Conditions of the Master Service Contract, which shall not imply the suspension of the respective Services or the suspension of ECOPETROL’s obligation to continue remitting the respective Service Rate in force.

Section 5.06   Agreements concerning Benefits, Discounts and Monetary Conditions. At any time while this Master Service Contract is in force, the Parties may agree in writing on benefits, discounts or Monetary Conditions concerning contracted Services.

Section 5.07    Readjustment of Rates. Rates shall be readjusted as follows:

(i)	Rates corresponding to Crude Oil Transportation Service shall be readjusted annually by applying the formula set forth in Article 13 of the Ministry of Mines and Energy Resolution 12 4386 of 2010, as amended, supplemented or superseded.

(ii)	Rates for other Services shall be readjusted each Calendar Year by using:

(a)	The consumer price index published by the National Administrative Department of Statistics, or the entity that may replace it, corresponding to the immediately preceding Calendar Year, for those Rates agreed in Colombian pesos;

(b)	The Consumer Price Index of the United States of America, series CPI for All Urban Consumers (CPI-U) 1982-84=100 (Unadjusted) - CUUR0000SA0 corresponding to the immediately preceding Calendar Year, pursuant to the data reported by the Bureau of Labor Statistics or the entity that may replace it, for Rates agreed in United States dollars.

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Clause 6	Invoicing and Payment

Section 6.01   Invoicing. CENIT shall issue an original and copy of individual invoices for each Service, i.e. Crude Oil Transportation Service, Tank Truck Crude Oil Unloading Service, Crude Oil Loading Service at Ports, Tank Truck Crude Oil Loading Service and marketing service for Temporary Capacity Release.

Crude Oil Transportation Service, Tank Truck Crude Oil Unloading Service, Crude Oil Loading Service at Ports and Tank Truck Crude Oil Loading Service shall be invoiced monthly within the first twenty (20) Days of the Operational Month.

The volumes that must be taken into account when invoicing for Crude Oil Transportation Service, Tank Truck Crude Oil Unloading Service, Crude Oil Loading Service at Ports and Tank Truck Crude Oil Loading Service under the “Ship or Pay” modality shall be the volumes corresponding to the Firm Capacity in effect as of the invoice date.

The volumes that must be taken into account when invoicing for Crude Oil Transportation Service, Tank Truck Crude Oil Unloading Service, Crude Oil Loading Service at Ports and Tank Truck Crude Oil Loading Service under the “Ship and Pay” modality and Additional Capacity, shall be the volumes corresponding to ECOPETROL’s Scheduled Capacity for the Operational Month.

Section 6.02    Notwithstanding the foregoing, CENIT must provide ECOPETROL with an annex providing for the breakdown of the invoice based on the following factors:

(i)	Detail concerning the volume invoiced for each Pipeline, Unloading Platform, Port and Loading Platform.

(ii)	Detail concerning the Crude Oil Transportation Rate, Tank Truck Crude Oil Unloading Rate, Crude Oil Loading at Ports Rate, Tank Truck Crude Oil Loading Rate for the service invoiced for each Pipeline, Unloading Platform, Port and Loading Platform.

Section 6.03    In order to facilitate and expedite the verification of ECOPETROL’s invoices, CENIT shall send a PDF copy of the invoice and any corresponding debit or credit notes via e-mail the same day the invoice is prepared, to the e-mail account registered to ECOPETROL.

Section 6.04     Currency. Invoices shall be issued in United States dollars.

Section 6.05    Payment. ECOPETROL is required to remit irrevocable payment of the invoice within thirty (30) Days following its date of issuance, in Colombian pesos or United States dollars pursuant to the agreement of the Parties, to the bank account registered to ECOPETROL, in immediately available funds and in accordance with CENIT’s Asset Laundering Policy. In the event of a disagreement, the Parties accept that in all cases the payment shall be made in Colombian pesos.

ECOPETROL may remit payment for invoices in United States dollars, provided that the Colombian exchange legislation in force allows payment in dollars by national residents.

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For purposes of payment for Services in pesos, the amount of the payment shall be determined by using the respective service Rate in dollars as a base and applying the official Representative Market Rate (TRM, for its initials in Spanish) certified by the Financial Superintendence applicable to the Date of payment.

Section 6.06    Invoicing Disputes.

(i)	CENIT must provide ECOPETROL with invoices for each service provided, yet in no case shall its receipt imply acceptance of the respective invoice.

(ii)	ECOPETROL shall have a period of ten (10) business days as of the date of issuance of the invoices for each service, to review or dispute them. Upon the expiry of this period, if ECOPETROL has not raised an objection, the invoice shall be understood to have been accepted in its entirety by ECOPETROL. Objections to the invoice shall not disrupt the payment period for those amounts that are not in dispute.

ECOPETROL shall provide notice to CENIT within the period provided concerning any disputed invoice so that it may be adjusted and corrected, clearly specifying the sections that should be adjusted and corrected and the respective reasons why.

CENIT must respond to the objection within ten (10) business days following its receipt, provided that ECOPETROL provides CENIT with all documentation giving rise to the dispute, except where the Parties determine via mutual agreement to extend this period as may be advisable given the complexity of the objection or any other reasonable circumstance.

In the event that CENIT fails to respond to the objection within the aforementioned period, the objection shall be deemed accepted by CENIT. If CENIT makes a determination about the objection that is favorable to ECOPETROL, it shall be understood that there is no payment obligation for the disputed invoice as originally submitted. In this case, the receipt date shall be the date of submission of the new invoice.

If CENIT decides the objection in its favor, ECOPETROL shall be required to pay any outstanding amount within ten (10) business days following CENIT’s notification of its decision regarding the objection. In order to resolve any disagreement, each Party shall provide the other Party with a copy of the documentation in support of the invoice and the objection. Should ECOPETROL disagree with CENIT’s determination, ECOPETROL may apply the provisions of Clause 23 of the General Conditions of this Master Service Agreement (Disputes and Direct Settlement), in which case ECOPETROL shall not be required to remit payment to CENIT of the amount in dispute.

Section 6.07    Payment Delinquency. Notwithstanding the provisions of Section 19.03 of the General Conditions of the Master Service Contract, in the case of unjustified failure to pay when due invoices are not challenged within a timely manner by ECOPETROL, in accordance with the provisions of this Clause, ECOPETROL shall pay CENIT (i) interest in pesos at the maximum penalty Rate authorized by the Financial Superintendence each day the balance due is unpaid, or (ii) interest due in dollars at the maximum annual penalty Rate of Libor (+4), which under no circumstances may be more than the usury Rate established by Colombian law or less than the consumer price index for the immediately preceding Calendar Year, for each day the balance due is unpaid.

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Invoices for collection of interest shall be paid by ECOPETROL within thirty (30) Days following the date they are submitted by CENIT.

Invoices issued, as well as this Master Service Contract, are enforceable per se as a judgment debt, and ECOPETROL and CENIT expressly waive any formal private or legal declarations of default.

Section 6.08    Adjustments in Invoicing. Adjustment shall be made to invoiced amounts in the following cases:

(i)	In the case of adjustment arising from information regarding Volumetric Compensation for Quality agreed to by the Parties.

(ii)	In the case of adjustments against Barrels actually transported in the case of Ship and Pay and Additional Capacity contracts.

(iii)	In cases of adjustments for Temporary Capacity Releases that arise and are used by another Shipper under the terms of Section 3.05 (i) Temporary Release of Firm Capacity under “Ship or Pay” modality and Section 3.05 (iii) Assignment of Firm Capacity rights of the General Conditions of this Master Service Contract.

(iv)	In the event of adjustments due to challenges to the invoices as set forth in this Clause.

(v)	For Identifiable Losses and Non-Identifiable Losses attributable to CENIT, for each of the services provided and pertinent Assets.

(vi)	Due to Suspension of services performed according to the provisions of Clause 19 of the General Conditions of this Master Service Contract, for each of the services rendered and pertinent Assets.

(vii)	Penalties to ECOPETROL for breach of CENIT’s Transportation Program according to the provisions of Clause 22 of CENIT’s Transporter Manual, for each of the services provided.

(viii)	Any adjustment in keeping with the agreement between the Parties, arising from the rights and obligations of this Master Service Contract.

(ix)	Any adjustment in keeping with the provisions of the annexes to this Master Service Contract.

(x)	In any case, adjustments shall be made by issuing invoices or debit or credit notes subject to the same provisions regarding payment term, interest, and procedure for invoicing disputes stipulated in this Clause.

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Section 6.09   If for any reason CENIT requests that: (i) payments be made to another natural person or legal entity, or (ii) that invoices be prepared by another natural person or legal entity, such operations of CENIT shall not be binding on ECOPETROL, unless: (a) ECOPETROL is notified regarding the operation intended by CENIT at least three (3) months prior to issuance of the invoice or payment; (b) the operation intended by CENIT does not affect rights in effect on the date of the operation or the future rights of ECOPETROL; and (c) in the event of acceptance by ECOPETROL, the assignee complies with all of the requirements established by ECOPETROL for procedures for invoicing and payments.

Section 6.10   ECOPETROL shall have a period of thirty (30) Days following the date of receipt of notification from CENIT to accept or decline. If ECOPETROL does not reply within the referenced period, it shall be understood that there is no objection to the intended operation notified by CENIT.

Section 6.11   If CENIT is interested in factoring the invoices that it issues to ECOPETROL with regard to this Master Service Contract, ECOPETROL shall first be given the option to pay the individual invoices for each of the following services in advance: Crude Oil Transportation Service, Tank Truck Crude Oil Unloading Service, Crude Oil Loading Service at Ports, and the Tank Truck Crude Oil Loading Service in the term and under the discounts stipulated by the Parties.

Section 6.12    With respect to the Crude Oil Storage Service, the terms and conditions applicable to this Clause shall be stipulated by the Parties taking into account the provisions of Chapter II of this Master Service Contract.

Clause 7	Representations of the Parties

Section 7.01   Representations of ECOPETROL. ECOPETROL represents in favor of and to the benefit of CENIT that:

(i)	It is a company whose corporate purpose is carrying out in Colombia or in foreign countries commercial or industrial activities pertaining to or related to the exploration, production, refining, transportation, storage, distribution and marketing of hydrocarbons, their products and any supplementary, connected or useful activity for the performance of the foregoing, organized in the Republic of Colombia pursuant to Colombian law.

(ii)	It is fully qualified according to the laws of the Republic of Colombia to enter into this Master Service Contract and to comply with the obligations assumed under the same, and it is authorized to enter into it and comply with it in accordance with all corporate requirements and other pertinent acts.

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(iii)	Notwithstanding the special conditions arising from the provisions of Recital 10, the signature and performance of the Master Service Contract, and the Chapters and annexes thereto do not constitute a violation or breach of the terms or conditions of any contract or agreement to which it is a party, its bylaws or any law, regulation or court order.

(iv)	ECOPETROL has the respective budgetary approval for the multi-annual payments budgeted for performance of the Master Service Contract hereunder.

Section 7.02   Representations of CENIT. CENIT represents in favor of and to the benefit of ECOPETROL that:

(i)	It is a simplified joint stock company organized in the Republic of Colombia according to Colombian law, dedicated primarily to the transportation and storage of hydrocarbons, their products and related materials by means of transportation and/or storage systems, for which it may design, build, operate, manage, develop commercially and own hydrocarbon transportation systems and related installations, including without limitation loading platforms, unloading platforms and storage tanks, as well as providing services related to port operation.

(ii)	It is fully qualified according to the laws of the Republic of Colombia, its company bylaws and other company or corporate provisions to enter into this Master Service Contract and to comply with the obligations assumed hereunder, and it is authorized to enter into it and comply with it in accordance with all corporate requirements and other pertinent acts.

(iii)	It shall have all the licenses, authorizations and permits necessary for compliance with its obligations in order to provide the Services.

(iv)	During the effective term of this Master Service Contract it shall have available and shall directly maintain or contract services for the operation and maintenance of infrastructure for transportation and logistics of hydrocarbons by an expert operator.

(v)	The signature and performance of the Master Service Contract and the Chapters and annexes thereto do not constitute a violation or breach of the terms and conditions of any contract or agreement to which it is a party, its bylaws or any law, regulation or court order.

Clause 8	Obligations of the Parties

Section 8.01    Obligations of CENIT. The following are special obligations of CENIT, among others:

(i)	To comply promptly with all the obligations pertaining to it pursuant to the Master Service Contract and current law as:

(a)	Employer;

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(b)	A party to the contract;

(c)	Agent in the hydrocarbons chain; and

(d)	Provider of transportation, loading, unloading, storage and operation of Ports.

(ii)	To schedule and provide the Services efficiently in accordance with the requirements of ECOPETROL, under the terms defined in this Master Service Contract.

(iii)	To operate the infrastructure associated with the Services and to perform maintenance on it.

(iv)	To exclusively assume all of the operating expenses and capital investments of the Assets. Without limitation, CENIT shall also assume on its own accord and at its own risk all costs and expenses associated with:

(a)	Operation of the Assets.

(b)	Maintenance of the Assets.

(c)	Investments for integrity or increase of capacity or expansions regarding the Assets.

(d)	Abandonment of the Assets.

(v)	To be liable to ECOPETROL for any event or situation that constitutes a breach of its contractual obligations.

(vi)	To be liable for:

(a)	Any damage or loss that may be incurred by third parties during the performance of the activities or execution of the obligations established in this Master Service Contract.

(b)	Any penalty and/or fine arising from failure to comply with the law or failure to comply with the permits, licenses and/or authorizations related to the performance of this Master Service Contract.

(vii)	To abstain from carrying out or permitting practices or behavior that is not provided for in this Master Service Contract and in applicable law, which affects or jeopardizes the rights of ECOPETROL as user of the Services.

(viii)	To carry out all the acts and procedures necessary to ensure proper performance of the purpose of this Master Service Contract.

(ix)	To accept nominations made by ECOPETROL within Contracted Capacity related to the Services under this Master Service Contract, as well as to receive, store, handle, and deliver ECOPETROL Crude Oil, according to the scheduling.

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(x)	To process and/or apply for government permits and/or licenses that are necessary to perform the Services and the extensions thereof if necessary, and to comply fully with the aforementioned authorizations.

(xi)	To assess, collect, and remit the transportation tax on Crude Oil belonging to ECOPETROL, as well as to send to the Ministry or Mines and Energy or any entity that acts in its stead information regarding volumes transported by the Pipeline under the Master Service Contract.

(xii)	To notify ECOPETROL as soon as reasonably possible of any event that may occur or that may be reasonably foreseen, that affects or could affect the provision of the Services or the legal effect of this Master Service Contract.

(xiii)	To expedite and maintain updated in keeping with national laws and Prudent Industry Practices all regulations, manuals and procedures applicable to the Services to be performed under this Master Service Contract.

(xiv)	To ensure practices for attending to, controlling and mitigating risks associated with the Services and for managing contingencies aimed at preventing or mitigating the effects vis-à-vis the provision of the Services under this Master Service Contract.

(xv)	To promptly provide any reports and/or information required by ECOPETROL in the performance of this Master Service Contract.

(xvi)	To allow ECOPETROL, at its own cost and subject to prior request at least five (5) Days in advance, to carry out an inspection, audit and verification regarding information and documentation related to this Master Service Contract.

(xvii)	To facilitate and assist in attending to requests of any type that may be made by oversight agencies that monitor the activity of ECOPETROL, related to the Services and the compliance of obligations under this Master Service Contract.

(xviii)	To permanently assist with and perform all activities related to the Services under this Master Service Contract, in coordination with other Agents that provide to CENIT services of the same or a similar nature and that are necessary to attend to requests made by ECOPETROL.

(xix)	To comply with and ensure that contractors related to the provision of the Services comply with current standards regarding Hygiene, Safety, and the Environment (hereinafter “HSE”).

(xx)	To fully comply with legal provisions regarding prevention and monitoring of asset laundering and terrorism financing (hereinafter “LA/FT”) as applicable, efficiently and promptly implementing policies and procedures necessary for such purpose.

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(xxi)	To advance all necessary procedures to make needed changes to the Transporter Manual applicable on the Date of Signature of the transportation contracts signed by ECOPETROL with the partners of the Oil Pipeline of Bicentenario S.A., assigned to CENIT under the Asset Contribution Contract.

(xxii)	To discharge all other obligations arising from the nature of the Master Service Contract.

Section 8.02    Obligations of ECOPETROL. The following are special obligations of ECOPETROL, among others:

(i)	To comply in a timely manner with all the obligations pertaining to it according to the Master Service Contract and current law as:

(a)	Employer;

(b)	A Party to the contract; and

(c)	Agent in the hydrocarbons chain.

(ii)	To comply with procedures applicable to this Master Service Contract, particularly those associated with nominations, Hydrocarbons Quality and Line Filling.

(iii)	To nominate and deliver the nominated and accepted quantities of ECOPETROL Crude Oil at the applicable Entry Points, as well as to receive the pertinent volumes at the Exit Points when applicable.

(iv)	To make payment of the Rates and payment of the taxes for which it is responsible under the terms and conditions established in this Master Service Contract.

(v)	To be liable for:

(a)	Any damage or loss that may be incurred by third parties during the performance of the activities or execution of the obligations established in this Master Service Contract.

(b)	Any penalty and/or fine arising from failure to comply with the law or failure to comply with the permits, licenses and/or authorizations related to the performance of this Master Service Contract.

(vi)	To make its best efforts to coordinate with other Agents who provide the same or similar services to CENIT any activities that are necessary in order to avoid hindering performance of the obligations of CENIT arising from this Master Service Contract.

(vii)	To notify CENIT as soon as reasonably possible of any event that arises or that could reasonably be foreseen that affects or could affect the provision of the Services or the legal effect of this Master Service Contract.

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(viii)	To carry out all the acts and procedures necessary to ensure proper performance of the purpose of this Master Service Contract.

(ix)	To discharge all other obligations arising from the nature of the Master Service Contract.

Clause 9	Followup Committee

Notwithstanding the authority of ECOPETROL to supervise and audit compliance of the obligations of CENIT, the Parties agree to form a Followup Committee whose principal objective shall be to monitor performance of the Services, which shall be governed by the following rules:

Section 9.01   Formation. The Followup Committee shall consist of four (4) members and their alternates. Each Party shall appoint two (2) members with their respective alternates. Each Party may independently replace their members on the Followup Committee, and it shall be necessary to inform the other Party in writing of any change at least fifteen (15) Days prior to the date the appointed person fills the position.

Section 9.02 Duties. The Followup Committee shall have the following duties:

(i)	To analyze situations that affect provision of the Services in order to recommend the actions to be taken.

(ii)	To study any items of interest submitted by the Parties in order to improve provision of the Services according to the requirements of the Parties.

(iii)	To present and track claims submitted by ECOPETROL due to or related to performance of the Master Service Contract.

(iv)	To define, stipulate, discuss and request reports and clarifications that CENIT is required to provide to ECOPETROL pursuant to the obligations contained in number (xv) of Section 8.01 of the General Conditions of this Master Service Contract due to its performance.

The duties of the Followup Committee shall under no circumstances be deemed as an authority of ECOPETROL to co-manage provision of the Services or to affect the technical, administrative, financial and operating autonomy of CENIT.

Section 9.03   Meetings. The Followup Committee shall meet at least once a month within the first ten (10) Days of the respective month, notwithstanding the ability to meet at any other time when circumstances require, by communication sent by one of the representatives to the other.

Annual scheduling of meetings shall be carried out by CENIT and sent to ECOPETROL within the first fifteen (15) Days of December of each Calendar Year. For the first year of the Completion Period of the Master Service Contract, the schedule shall be sent on the last business day of April 2013 at the latest.

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Clause 10	Exclusion of Employment Affiliation

(i)	This Master Service Contract establishes a purely commercial affiliation between the Parties associated with the provision of the Services, and therefore this Master Service Contract does not entail any employment affiliation or subordination or intermediation between the Parties, or between any one of them and the personnel that, under the Master Service Contract, each Party appoints for its performance.

(ii)	CENIT shall be and shall be considered an independent contractor and not the agent, representative, or mere intermediary of ECOPETROL. At no time shall CENIT be authorized to bind ECOPETROL or to act on its behalf, except with express authorization in writing from ECOPETROL. The performance of the Master Service Contract shall be under the exclusive supervision and control of CENIT.

(iii)	Each Party and its subcontractors, and the workers of one and of others, shall not be subordinated in the work to the other Party, nor shall they be the other Party’s intermediaries, and shall have full technical, administrative and managerial autonomy with respect to their obligations under this Master Service Contract.

Clause 11	Claims

Notwithstanding (i) the procedure for claims established for invoices under Section 6.06 of the General Conditions of this Master Service Contract and (ii) the special procedure established for management of indemnities, any other claim that ECOPETROL may have arising from the performance of this Master Service Contract shall be submitted in writing within ninety (90) Days following occurrence of the event from which the claim arose, with any applicable supporting arguments.

All claims shall be processed according to the procedures defined by CENIT for addressing complaints and claims promptly and diligently, within a maximum period of sixty (60) Days to provide a substantive response to them.

This claims procedure does not in any way affect the rights of ECOPETROL to claim any type of damage, loss or indemnity in accordance with the procedures established in this Master Service Contract.

Clause 12	Environmental and occupational health liability

Section 12.01 CENIT:

(i)	Acknowledges that it is the sole party responsible for any damage or deterioration, however slight, that CENIT or its workers or contractors cause related to provision of the Services regarding the air, water, ground, or to human health and animal or plant life, or for pollution or damage to highways, internal roads, streets, marshes, rivers, drainage ditches, parks, green areas, residential areas and equipment or plants, as a consequence of the performance of its activities, and consequently will hold ECOPETROL harmless under the terms of this Master Service Contract.

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(ii)	Declares that it is aware of Colombian law on the protection of human health, natural resources and the environment, and agrees to comply with it.

(iii)	Acknowledges that it shall be the sole party responsible for compliance with laws on occupational health, safety of all personnel who work for CENIT or for its contractors related to performance of the Services and protection of assets.

(iv)	Agrees to implement a special policy for protection of health and conservation of the environment, expressly making employees and contractors related to provision of the Services aware of it.

Under such policy, in actual practice CENIT shall give proper attention to the environment, workers’ health and health of other individuals at the locations where the Master Service Contract will be performed, preserving the air, water, soil and animal and plant life from any adverse effect that could arise from activities pertaining to the Master Service Contract and collaborating closely with ECOPETROL.

(v)	Shall provide all protection systems necessary to ensure the safety of the people and assets of ECOPETROL, being directly responsible for any damage arising from the performance of the Master Service Contract.

Section 12.02  ECOPETROL may carry out periodic inspections at the installations of CENIT related to providing the Services in order to verify compliance with standards regarding protection of health, environment and assets as well as to detect any harmful or hazardous action, for which it shall have and has the respective authorization.

Any violation of standards regarding protection of health, environmental protection and handling of assets, as established in this Clause during the performance of this Master Service Contract shall be corrected by CENIT at its own cost and risk.

Clause 13	Corporate Responsibility

CENIT agrees to:

(i)	Respect and observe the Code of Good Governance, the Policies of Comprehensive Responsibility and Corporate Responsibility of ECOPETROL and the policies on prevention, oversight, and management of the risk of asset laundering and the financing of terrorism of ECOPETROL. In the event of contradictory provisions between the policies of CENIT and those of ECOPETROL, the Parties agree in good faith to agree on a solution and a course of action to follow.

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(ii)	Endeavor to establish and maintain good relations with the institutions (authorities) and communities located in the regions and areas where the Master Service Contract will be performed.

(iii)	Report to the contract manager of the Master Service Contract or to the person who carries out his/her duties, any incidents or events that could affect its image and/or that of ECOPETROL within three (3) business days following their occurrence in order to handle the matter jointly.

Clause 14	Transparency commitment

The Parties agree to:

(i)	Uphold appropriate behaviors and oversight to ensure ethical conduct in accordance with current standards.

(ii)	Refrain from making (directly or indirectly or through employees, representatives, affiliates or contractors), payments, loans, gifts, bonuses, commissions to employees, management, administrators, contractors or providers of the Parties, public officials, members of popularly-elected bodies or political parties, with the purpose of inducing such persons to carry out an act or make a decision or use their influence with the objective of contributing in order to obtain or retain business transactions related to the Master Service Contract.

(iii)	Refrain from producing incorrect records or information or distributing information that affects the image of the other Party when it is based on unfounded conjectures.

(iv)	Report to each other any deviation from the policy of conduct indicated in this clause.

Clause 15	Code of Good Governance and Asset Laundering Policies.

The Parties agree to respect and observe the Code of Good Governance and Policies of Loyalty and Transparency of CENIT and the Code of Good Governance and Asset Laundering Policy of ECOPETROL, which shall be available respectively on the websites of CENIT and ECOPETROL. In the event of conflicting provisions between the policies of CENIT and those of ECOPETROL, the Parties shall implement in good faith the dispute resolution procedure established in the General Conditions of this Master Service Contract.

Clause 16	Responsibility

Section 16.01   Responsibility of the Parties.

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(i)	The Parties declare that they are aware of the conditions of public order and safety of the areas in which the purpose of the Master Service Contract will be carried out in whole or in part, and each Party assumes responsibility for its own risks arising from such conditions.

(ii)	Each Party shall be exclusively responsible for damages incurred by third parties due to its activity. Specifically, each Party shall be responsible for any loss or damage to all third party property or third party injury, illness or death as a result of acts or omissions or those of its personnel or those of the personnel of its contractors.

(iii)	Compliance with the pertinent legal obligations of each of the Parties, between them specifically including those related to their operation, their personnel, compliance with environmental policies, those related to the legality of rights of intellectual property, of tax provisions or any others of a similar nature, is the duty and exclusive responsibility of the Party with whom the referenced obligation rests, and any noncompliance shall only affect the referenced Party.

Section 16.02 Contractual liability of CENIT.

(i)	With the exception of the provisions of numbers (ii) and (iii) of this Section and/or in each Chapter within the Master Service Contract, CENIT shall be liable in all cases for damages incurred by ECOPETROL that are generated, derived from or related to, breach in whole or in part by CENIT, by act or omission, of the obligations contained in this Master Service Contract.

(ii)	CENIT shall be liable for damages arising from breach in the availability of Firm Capacity in any events in which the latter is under the Minimum Firm Capacity Availability established in Section 3.03 of the General Conditions.

(iii)	CENIT shall only be exonerated in whole or in part from liability for failure to perform or for defective or late performance of its obligations under this Master Service Contract if it provides full proof that the cause of the damage is due to a Justified Event and that it also made all Reasonable Efforts.

Section 16.03 Contractual liability of ECOPETROL. ECOPETROL shall be liable for damages incurred by CENIT that are generated, derived from or related to, breach in whole or in part by ECOPETROL by act or omission of the obligations under this Master Service Contract, except when there are grounds for exemption from liability in accordance with the law.

Clause 17	Indemnity

Section 17.01   CENIT agrees to protect, defend, indemnify and hold ECOPETROL, parent companies of ECOPETROL, subordinate companies of ECOPETROL (excluding CENIT), directors of ECOPETROL, officers of ECOPETROL, representatives and/or employees of ECOPETROL harmless from any claim, complaint, litigation, legal or non-legal action, argument and judgment of any type or nature filed or that may be filed against any of them by third parties, arising from or related to the activities of Crude Oil Transportation, Crude Oil Storage, Tank Truck Crude Oil Unloading, Crude Oil Loading at Ports and Tank Truck Crude Oil Loading, except when it is due to events of bad faith or gross negligence of ECOPETROL.

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Consequently all costs and expenses necessary for repair or compensation of such damages, costs, expenses or loss will be borne exclusively by CENIT, as well as legal and non-legal costs incurred and attorneys’ fees.

Section 17.02   ECOPETROL agrees to protect, defend, indemnify and hold CENIT, directors of CENIT, officers of CENIT, representatives and/or employees of CENIT harmless from any claim, complaint, litigation, legal or non-legal action, argument and judgment of any type or nature filed or that may be filed against any of them by third parties, arising from or related to the performance of the obligations of ECOPETROL under this Master Service Contract, except when due to events of bad faith or gross negligence of CENIT.

Section 17.03   CENIT and/or ECOPETROL, as applicable (hereinafter the “Claimant Party”), may file claims or the pertinent actions to enforce the indemnity set forth in Sections 17.01. and 17.02 of Clause 17 of the General Conditions of this Master Service Contract, subject to the procedure established below:

Section 17.04    Indemnity claim procedure.

(i)	In the event that either of the Claimant Parties seeks to be held harmless or defended in the event of the indemnity obligations provided in this Clause, the interested Claimant Party shall notify the other party (hereinafter the “Respondent Party”) promptly regarding the process, claim or loss.

(ii)	In the case of court orders, the Claimant Party shall answer the complaint promptly and implead or file a formal accusation against the Respondent Party, as applicable, unless the Parties reach a direct mutual agreement. The Respondent Party may not allege or file an exception on the existence of an arbitration clause in this Master Service Contract.

(iii)	In the case of administrative procedures, the Claimant Party shall file any timely recourse allowed by governmental channels.

The Parties may agree at any time that the Respondent Party shall directly assume the legal or administrative defense of the Claimant Party. In such event, the Claimant Party shall collaborate and provide assistance to the Respondent Party in order to take necessary or advisable measures in the course of the process, including conferring powers of attorney.

The Parties agree that neither the Claimant Party nor the Respondent Party may conciliate, settle or in any other way agree or commit to any aspect of the procedure by means of which the Claimant Party seeks to be held harmless or defended by the Respondent Party, without the prior consent of the other Party, unless settlement, conciliation or consent includes the unconditional release of the Claimant Party or of the Respondent Party, as the case may be, from all liability within the process. The aforementioned requested consent may not be unreasonably denied or delayed by the Party from whom such consent was requested.

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(iv)	The Claimant Party and the Respondent Party shall work closely and consistently together regarding the situation and the status of any action or means of defense that the Claimant Party may have initiated or filed. If the Parties agree that the Respondent Party would assume the defense directly, the latter shall keep the Claimant Party informed about the status of the process. Likewise, the Claimant Party must inform the Respondent Party of the status of the process.

(v)	After the process is concluded, as applicable, the Respondent Party shall be obligated to pay the Claimant Party within a period of not more than sixty (60) Days following receipt by the Respondent Party of the Claimant Party’s written communication regarding the conclusion of the process, and the amount established in the ruling, decision, award or act that ends the process, including all applicable interests, default and penalties, as set forth in the respective proceeding.

(vi)	In the event that the decision of the Respondent Party is not to initiate or file actions or means of defense or, as applicable, the respective response to charges and clarifications are not submitted, the Respondent Party shall proceed to pay the Claimant Party the pertinent amount according to the notification received of third-party claim, and as of the payment date shall be released from any liability due to the aforementioned procedure or court order.

(vii)	The defense strategy shall endeavor to ensure that the Claimant Party is not subject to attachment or other loss. If such precautionary measures, attachment or similar processes are ordered that affect the operations of the Claimant Party, the Respondent Party shall take the pertinent legal steps to lift or suspend such measures, doing so promptly and diligently.

(viii)	With regard to any claim of the Claimant Party pursuant to the provisions of this Master Service Contract, the Respondent Party shall make the pertinent payment:

(a)	Within sixty (60) Days following the date the claim was made, in the event that it concerns a matter regarding which there is no dispute between the Parties; or

(b)	Within sixty (60) Days following the date of the final ruling or the agreement reached regarding the claim, in the event of a dispute between the Parties involved.

(ix)	The Parties agree to cooperate to the greatest extent possible in connection with any third-party claim regarding which indemnity may or may not be demanded under this Master Service Contract.

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Section 17.05    If subsequent to the date the respective legal or administrative process is concluded, a Dispute arises between the Parties with respect to the indemnity obligation, the same shall be resolved by means of the mechanisms established in Clause 23 of the General Conditions of this Master Service Contract.

Clause 18	Confidentiality

Section 18.01    The Parties agree to maintain strictly confidential without disclosing to anyone the information notified as confidential (hereinafter the “Information”), that was furnished during the performance of this Master Service Contract and during the activities of ECOPETROL and/or of CENIT.

Section 18.02    Notwithstanding the foregoing, Information may be disclosed only in the following cases:

(i)	When disclosure of the Information is required by law;

(ii)	When disclosure of the Information is ordered by a competent authority;

(iii)	When the Information in question is of the public domain, without being due to any act or omission of the Parties; or

(iv)	When the person who provided the information has authorized it previously in writing in each case.

Section 18.03   For any Information that must be or needs to be disclosed as stipulated in the foregoing sections, the disclosure in question shall only take place after consultation, if the deadline granted by law or the authorities who ordered disclosure of the Information permits, with the Party who provided the Information. In cases in which it is not possible to implement the period granted by law or the authorities to disclose the Information, the Party disclosing the Information shall subsequently inform the other Party of the referenced disclosure.

Section 18.04    In addition, the Information shall be understood as being available for disclosure to employees, advisors and officers of the Parties.

Section 18.05   The Parties may disclose the Information without prior written consent of the other to an Affiliate company, provided that the Parties guarantee that the aforementioned Affiliate company shall observe the confidentiality terms and other conditions of this Master Service Contract.

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Section 18.06    In all cases, the Parties shall ensure that the individuals to whom the Information is disclosed maintain such Information confidential and refrain from disclosing it. The Parties shall be responsible for any disclosure of Information by their employees, advisors, and officers. If the Parties become aware of an unauthorized disclosure of Information, it shall be immediately notified to the other Party, and they shall jointly take all measures necessary and/or advisable to prevent other disclosures of Information in the future.

Section 18.07   The Parties shall only use or allow use of the disclosed Information in the performance of this Master Service Contract in order to comply with it. Disclosure of Information under this Master Service Contract shall not grant any other right.

Section 18.08    The Parties shall be responsible if, through negligent acts or omissions, they disclose or make any Information public outside the terms provided hereunder in accordance with the law.

Section 18.09    Either of the Parties may demand return of the Information at any time following written notification to the other Party. Within thirty (30) Days following receipt of such notification, the receiving Party shall return all original Information and shall destroy or ensure destruction of all copies and reproductions (in any form, including but not limited to electronic means) that it has in its possession or in possession of individuals to whom it was disclosed under this Master Service Contract. In all cases, at the end of the Completion Period of the Master Service Contract, each of the Parties shall return to the other Party all original Information and destroy or ensure destruction of all copies and reproductions (in any form, including but not limited to electronic means) that it has in its possession or in possession of individuals to whom it was disclosed under this Master Service Contract.

Section 18.10 During the Completion Period, the Parties are required to keep confidential and not disclose the Information expressly identified in writing by each of them that is protected by copyright or industrial secrecy according to current laws, which is directly delivered by one of the Parties to the other due to the performance of the Master Service Contract, and agree not to provide such Information to third parties, unless ordered to do so by legal or administrative authorities or in events in which current legal provisions so order.

This confidentiality Clause shall remain in effect after termination of the Master Service Contract.

Clause 19	Suspension

Section 19.01   Suspension of the Services. Provision of the Services may be suspended in part when:

(i)	In the case of Justified Events. In these cases the affected Party shall notify the other Party, first by the most expeditious means and later in writing within a maximum period of twenty-four (24) hours regarding the respective situation, indicating the events that brought about the Justified Event. Also, the lifting of the Justified Event and its consequences will be communicated in writing within twenty-four (24) hours of the conclusion of the respective Justified Event.

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The Party affected by a Justified Event is required to do everything reasonably advisable and possible, under extraordinary conditions, to mitigate and minimize the effects of the Justified Event, as well as to overcome them as soon as possible.

Partial suspension of the Services does not authorize either of the Parties to interrupt performance of their other contractual obligations that are not affected by the partial suspension.

(ii)	Due to causes not attributable to CENIT it does not have the permits, licenses or authorizations required to perform the Services, without prejudice to the responsibility of CENIT under the provisions of Sections 8.01 and 16.02 of the General Conditions of this Master Service Contract.

(iii)	Causes attributable to CENIT that make it impossible to perform the Services, without prejudice to CENIT’s contractual liability for breach of its obligations.

(iv)	Negligent breach by ECOPETROL except when it is a matter of disputed amounts of money. Negligent breach shall be considered to exist when ECOPETROL has failed to comply with its payment obligations after the grace period has expired and the credit limit stipulated between the Parties is reached.

Section 19.02   Suspension of the Services shall not affect the authority of ECOPETROL to search for and implement alternatives that allow it to ensure supply of suspended Services directly by another provider, regarding which CENIT may not make claims or request any compensation.

Section 19.03   ECOPETROL shall not be required to pay the Rate for Services that have been suspended or have not been performed due to the occurrence of the events established in numbers (ii) and (iii) of Section 19.01.

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Section 19.04    ECOPETROL shall be required to pay the Rate for Services that are suspended or not performed due to occurrence of the event indicated in number (iv) of Section 19.01.

Section 19.05   In the case of suspension of the Crude Oil Transportation Service due to occurrence of a Justified Event in the Caño Limón Coveñas Oil Pipeline and/or the Transandino Oil Pipeline, pursuant to the provisions of number (i) of Section 19.01, the following procedure shall apply:

(i)	When during the same Calendar Year, one or more Justified Events are alleged by CENIT, jointly or separately, as a cause of suspension of the Crude Oil Transportation Service by any of the aforementioned Oil Pipelines, ECOPETROL shall be required to pay the lower price in effect at the time of the suspension between operating and maintenance costs or the current Transportation Rate recognized by the Ministry of Mines and Energy or the entity acting in its stead, applicable to Firm Capacity under the “Ship or Pay” modality.

If, within the same Calendar Year, the Crude Oil Transportation Services have been suspended for continuous or discontinuous periods whose total exceeds one hundred and eighty (180) Days after the first Day of suspension, ECOPETROL, after Day one hundred and eighty-one (181) of the suspension, shall not be required to pay any amount to CENIT until the pertinent Service is recommenced.

(ii)	When during the same Calendar Year one or more Justified Events are alleged by ECOPETROL, jointly or separately, as a cause of suspension of the Transportation Service by any of the aforementioned Oil Pipelines, ECOPETROL shall not be required to pay the Transportation Rate for Crude Oil Transportation Services until day one hundred and eighty (180) of the suspension.

If during the same Calendar Year the Services have been suspended for continuous or discontinuous periods that exceed one hundred and eighty (180) Days following the first Day of suspension, ECOPETROL shall be required to pay the Transportation Rate for Firm Capacity under the Ship or Pay modality as of Day one hundred eighty-one (181) of the suspension, until the requirement for Crude Oil Transportation Services by ECOPETROL is recommenced.

Section 19.06    For other Assets and Services, in the case of suspension or failure to provide the Services due to a Justified Event, in accordance with the provisions of number (i) of Section 19.01, the following procedure shall apply:

(i)	When during the same Calendar Year one or more Justified Events are alleged by CENIT, jointly or separately, as a cause of suspension of one or more Services for one or more Assets in particular, ECOPETROL, during the first ninety (90) Days of suspension, shall be required to pay the Rate for Firm Capacity under the Ship or Pay modality for the suspended Services.

If during the same Calendar Year the Services for particular Assets have been suspended for continuous or discontinuous periods that exceed ninety (90) Days following the first Day of suspension, ECOPETROL shall not be required to pay the Rate until the pertinent Service is recommenced.

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(ii)	When during the same Calendar Year one or more Justified Events are alleged by ECOPETROL, jointly or separately, as a cause for suspension of one or more Services for one or more of the Assets, ECOPETROL shall not be required to pay the Rate pertaining to Firm Capacity under the Ship or Pay modality for suspended Services.

If during the same Calendar Year the Services have been suspended for continuous or discontinuous periods that exceed ninety (90) Days following the first Day of suspension, ECOPETROL shall be required to pay the Rate as of Day ninety-one (91) of suspension, until the requirement for Crude Oil Transportation Services by ECOPETROL is recommenced.

Clause 20	Termination of the Master Service Contract

This Master Service Contract will terminate:

(i)	Due to expiration of the stipulated Completion Period; or

(ii)	By mutual agreement of the Parties.

Clause 21	Final settlement of the Master Service Contract

After termination of the Master Service Contract, the Parties shall sign the record of finalization of performance.

The Parties shall prepare the final settlement of the Master Service Contract by mutual agreement within six (6) months following the Termination Date of the Master Service Contract. For such purpose ECOPETROL shall prepare the record of finalization, which shall be submitted for review by CENIT.

If CENIT does not agree on the final settlement or there is no agreement regarding its content within the aforementioned term, ECOPETROL may independently make a final settlement in one (1) month, which in any case is not binding on CENIT and may be challenged by the latter.

The record of final settlement shall expressly set forth the following:

(i)	Declaration regarding compliance of obligations of each of the Parties in the performance of the Master Service Contract; and

(ii)	Any agreements, conciliations and settlements reached by the Parties in order to finalize differences and prepare a no-debt certificate.

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After final settlement of the Master Service Contract, each Party shall pay the other any amounts owed for any reason that are obtained in the final settlement procedure, after making any pertinent deductions.

Clause 22	Assignment and subcontracting

Section 22.01    The Parties shall have the right to assign or transfer in whole or in part their interests, rights and obligations under this Master Service Contract according to the rules established herein. Any assignment or transfer that is contrary to the aforementioned rules shall not be valid or binding on the other Party.

Section 22.02   Assignment by CENIT. CENIT may assign in whole or in part the rights and obligations under this Master Service Contract provided that it does not affect the rights of ECOPETROL to the Services. Any assignment of rights and obligations that affects the rights of ECOPETROL under this Master Service Contract shall require prior written approval from ECOPETROL, except when the assignment is made to a subordinate or controlling company of CENIT.

For purposes of the provisions of this number, CENIT shall submit a written request for approval, indicating the essential elements of the transaction, such as possible parties, rights and obligations, scope of the assignment and the manner they affect or may affect the referenced rights of ECOPETROL. ECOPETROL shall have a period of thirty (30) Days following delivery of the request for approval to provide the decision to accept or reject the request. If ECOPETROL fails to answer within such term, the assignment shall be considered approved.

Section 22.03    Assignment by ECOPETROL. ECOPETROL may assign in part or in whole the rights and obligations under this Master Service Contract provided that it does not affect the rights of CENIT under this Master Service Contract.

Any assignment of rights and obligations that affects the rights of CENIT under this Master Service Contract shall require prior written approval from CENIT, except when the assignment is made to a subordinate or controlling company of ECOPETROL.

For purposes of the provisions of this number, ECOPETROL shall submit a written request for approval, indicating the essential elements of the transaction, such as possible parties, rights and obligations, scope of the assignment and the manner they affect or may affect the referenced rights of CENIT. CENIT shall have a term of thirty (30) Days following delivery of the request for approval to provide the decision to accept or reject the request. If CENIT fails to answer within such term, the assignment shall be considered approved.

CENIT may require the assignee to provide an adequate guarantee to the satisfaction of the former with respect to the obligations that are assumed.

In no case shall ECOPETROL be jointly responsible to CENIT or to third parties with the assignee in the event of assignment of the Master Service Contract.

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The provisions of this Section shall not apply to assignments of rights to Firm Capacity provided under Section 3.05 number (iii) of the General Conditions.

Section 22.04    Subcontracting. CENIT may subcontract all or part of the obligations for the provision of the Services. In all cases:

(i)	CENIT shall maintain control and supervision of activities of its subcontractors.

(ii)	CENIT shall continue to be the sole party responsible to ECOPETROL for compliance of its obligations under this Master Service Contract.

(iii)	There shall be no contractual connection between ECOPETROL and subcontractors of CENIT.

(iv)	Any complaint, claim or petition of a subcontractor of CENIT shall be entirely addressed by CENIT.

(v)	No breach by subcontractors of CENIT shall be considered a Justified Event, extraneous cause or exculpatory circumstance for CENIT vis-à-vis ECOPETROL.

Clause 23	Dispute and Direct Settlement

(i)	Any disagreement or dispute that arises between the Parties due to or as a result of this Master Service Contract, or anything related (hereinafter the “Dispute”), shall be resolved through the mechanisms indicated in this Clause, subject to prior written notification from one Party to the other regarding the existence of the Dispute (hereinafter the “Notice of Dispute”).

(ii)	The individuals authorized by CENIT and ECOPETROL shall attempt to reach a direct settlement that definitively resolves the Dispute, set out in writing, within sixty (60) Days following the date the Notice of Dispute is sent. If the Parties reach a direct settlement in writing pursuant to this provision, it shall have the effects of a settlement and shall be confidential in the terms of the confidentiality clause of this Master Service Contract and shall not constitute an admission of liability or proof thereof, unless expressly stipulated to the contrary. Also, documents exchanged by the Parties as a result of the Dispute shall also be confidential in the terms of the confidentiality clause of this Master Service Contract.

(iii)	If the term indicated in number (ii) above expires without the Parties reaching a direct settlement in writing, the Dispute shall be resolved according to the following sections, as applicable.

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Clause 24           Disputes of a Technical Nature or regarding Review of Rates other than the Crude Oil Transportation Service.

Section 24.01 Any Dispute of a technical nature or that arises in the event of the provisions established in Section 5.05 of the General Conditions concerning review of Rates other than those applicable to the Crude Oil Transportation Service, which cannot be settled directly according to the procedure provided in Clause 23 of the General Conditions, shall be submitted to conciliation before the Conciliation Center of the Chamber of Commerce of Bogota so that within thirty (30) Days following the date of expiration of the term indicated in number (ii) of Clause 23 the Parties may endeavor to reach an agreement regarding the Dispute.

If a conciliator is not appointed, he may be appointed at the request of either of the Parties by the director of the Arbitration Center of the Bogota Chamber of Commerce.

Clause 25	Arbitration

Section 25.01   Without prejudice to the provisions of Clause 24, if the Dispute is not resolved through a direct settlement and the Parties have exhausted the procedure set out in Clause 23, it shall be resolved definitively by arbitration in accordance with the following provisions:

(i)	The Tribunal shall consist of three (3) arbitrators appointed by mutual agreement between the Parties.

(ii)	If the Parties fail to designate the arbitrators by mutual agreement within the period of twenty (20) days from the date of the request to convene the Tribunal, the arbitrators shall be appointed by the Arbitration and Conciliation Center of the Bogota Chamber of Commerce from said Center’s “A List” of arbitrators.

(iii)	The Tribunal shall be based in the city of Bogota, Capital District.

(iv)	The proceedings shall be carried out in Spanish.

(v)	The arbitration shall be governed by the rules set out in Colombian law for domestic institutional arbitration and shall be administered by the Arbitration and Conciliation Center of the Bogota Chamber of Commerce.

(vi)	Upon accepting their appointments, the arbitrators must declare their independence and impartiality to act as arbitrators in the dispute to the Parties in writing.

(vii)	The arbitration shall be arbitration at law.

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Section 25.02    Neither Party may invoke the arbitration clause as the basis for:

(i)	Avoiding or objecting to being impleaded by the other Party in legal proceedings that affect one of the Parties, and in respect to which an indemnity obligation exists under the terms of this Master Service Contract.

(ii)	Avoiding or making a legal objection to a complaint in legal proceedings that affect one of the Parties, and in respect to which an indemnity obligation exists under the terms of this Master Service Contract.

(iii)	Obstructing or hindering in any way the indemnity rights set out in favor of the Parties in this Master Service Contract.

Clause 26	Taxes

All national, departmental, district or municipal taxes, contributions, rates, surcharges and duties that are levied due to the signing, execution and final settlement of this Master Service Contract shall be the responsibility of the Party to which that payment corresponds by law.

Clause 27	Guarantees

Given that (i) CENIT is a subsidiary of ECOPETROL and (ii) in addition to this Master Service Contract, ECOPETROL and CENIT have entered into an Operation, Maintenance and Project Management Contract, the Parties agree that this Master Service Contract shall not create the obligation for either Party to provide guarantees.

Clause 28	Notifications

(i)	The communications and invoices to be sent between CENIT and ECOPETROL by virtue of this Master Service Contract shall be valid when made in writing and delivered, at the election of the issuing party, by fax, e-mail or any other means through which their having been sent and received may be verified (with acknowledgment of receipt and verification by mail).

(ii)	All communications shall be considered received and shall enter into effect:

(a)	On the date of receipt, if delivered personally, or

(b)	Twenty-four (24) hours after the date of transmission, if transmitted by fax, e-mail or any other means through which their having been sent and received may be verified, provided that confirmation is received within the following eight (8) Days, whichever comes first.

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(iii)	Each Party may change its address for the purposes set out in this Master Service Contract, subject to making written notice to the other Party fifteen (15) Days prior to the date indicated for the change.

(iv)	All notices and communications that the Parties must make with regard to the performance of this Contract shall be made to the following addresses:

ECOPETROL

Address	Carrera 7 No. 37 – 69 Piso 9 Edificio Teusacá
Contact	Alvaro Castañeda Caro
Telephone	2343491
Fax	2343532
City	Bogotá D.C.
E-mail	alvaro.castañeda@ecopetrol.com.co

CENIT

Address	Carrera 9 76 49 Piso 4
Contact	Camilo Marulanda López
Telephone	3198800
Fax	3198700
City	Bogotá D.C.
E-mail	camilo.marulanda@cenit-transporte.com

Clause 29	Domicile

The contractual domicile for all legal and procedural effects and purposes shall be the city of Bogota, Capital District.

Clause 30	Applicable Law

For all effects and purposes, this Master Service Contract shall be governed by the laws of the Republic of Colombia.

Clause 31	Entire Agreement and Amendments

Section 31.01    Integrity.

(i)	This Master Service Contract contains the full and complete terms accepted and agreed by the Parties to govern the legal transaction with respect to the Capacity Contracted by ECOPETROL of the Assets, as well as the Services that CENIT shall provide thereunder. The Parties mutually agree to fully invalidate all agreements, pacts, contracts, understandings or dialogues that they may have undertaken prior to the Date of Signature in relation with the Services and Capacity Contracted by ECOPETROL.

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(ii)	The following documents form an integral part of the Master Service Contract:

Chapter I – Crude Oil Transportation Service

ANNEX TC-1	Quality Specifications.

ANNEX TC-2	Pipelines.

ANNEX TC-3	CENIT Transporter Manual.

ANNEX TC-4	ECOPETROL Transporter Manual.

ANNEX TC-5	Caño Limón–Coveñas Pipeline Transporter Manual.

ANNEX TC-6	Crude Oil Transportation Rates for each Pipeline.

ANNEX TC-7	Capacity Contracted by ECOPETROL for each Pipeline.

ANNEX TC-8	Pipeline Entry and Exit Points.

ANNEX TC-9	CENIT Measurement Manual.

ANNEX TC-10	Segregated Crude Oil by Pipeline.

Chapter III - Tank Truck Crude Oil Unloading Service

ANNEX DCC-1	Crude Oil Quality Specifications.

ANNEX DCC-2	Unloading Platforms.

ANNEX DCC-3	Crude Oil Unloading Rates.

ANNEX DCC-4	Operating and Unloading Standards.

ANNEX DCC-5	Capacity Contracted by ECOPETROL for each Unloading Platform.

ANNEX DCC-6	Unloading Platform Entry and Exit Points.

ANNEX DCC-7	CENIT Measurement Manual.

Chapter IV - Crude Oil Loading Service at Ports

ANNEX CCP-1	Ports.

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ANNEX CCP-2	Rates for Crude Oil Loading Services at Ports.

ANNEX CCP-3	Crude Oil Removal Procedure.

ANNEX CCP-4	Port Operations Regulations.

ANNEX CCP-5	CENIT Measurement Manual.

ANNEX CCP-6	Procedure for Resolving Delays.

ANNEX CCP-7	Capacity Contracted by ECOPETROL at Ports.

ANNEX CCP-8	Port Entry and Exit Points.

ANNEX CCP-9	Procedure for Scheduling Windows.

ANNEX CCP-10	Crude Oil Quality Specifications for Loading at Ports.

ANNEX CCP-11	MARPOL.

(iii)	If any provision of this Master Service Contract is prohibited, annulled, deemed inoperative or cannot be enforced under applicable law, the remaining provisions shall survive with full force and binding effect on the Parties, unless the prohibited, annulled, inoperative or unenforceable provision were essential to it, in such a manner that its interpretation or enforcement would be impossible in the absence of said provision. In this case, the Parties agree to negotiate a legally valid clause in good faith with the same purpose as the annulled, inoperative or unenforceable provision or provisions.

(iv)	The termination of this Master Service Contract shall not release the Parties from any obligation owed to the other Party hereunder, nor from any loss, cost, damage, outlay, expense or liability that may arise under this Master Service Contract prior to or as a result of such termination.

Therefore, upon the termination of this Master Service Contract, Clauses 1, 11, 12, 15, 16, 17, 23, 24, 25, 26 and 30, amongst others, shall survive.

Section 31.02    Amendments. Only those amendments to this Master Service Contract and its Chapters and annexes which are recorded in a document signed by both Parties shall be valid.

Clause 32	Execution of the Contract

The Master Service Contract shall only be deemed executed once it has been signed.

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Clause 33	Legal and Contractual Requirements for Performance

The performance of the Master Service Contract may only begin after the Commencement Date.

Clause 34	Definitions

A

Additional Capacity: means capacity in addition to the Firm Capacity for each of the Services to which ECOPETROL shall be entitled under the Master Service Contract and which shall be calculated in BPCD.

Affiliate: means: (i) any person who directly or indirectly controls any of the Parties; (ii) a legal entity that is controlled directly by the Parties; (iii) a legal entity that is controlled indirectly by either of the Parties through its subsidiaries. A situation of control shall be understood to exist when the events set out in Article 261 of the Commercial Code take place.

API: means (i) the “American Petroleum Institute” or (ii) a unit for measuring density, recognized around the world as one of the selling properties of Hydrocarbons. It is defined as follows: API = 141.5/SG-131.5, where SG is specific gravity.

Assets: means the infrastructure and/or assets transferred by ECOPETROL to CENIT on occasion of the assets transfer referred to in the Asset Contribution Contract.

Asset Contribution Contract: the Contract through which ECOPETROL transfers infrastructure or assets that it owns, leases or licenses to CENIT.

ASTM: means the “American Society for Testing Materials.”

Available Capacity: for a given period, it is the difference between the effective capacity and the sum of: (i) the Owner’s Capacity, (ii) the Contracted Capacity, and (iii) the Preferential Right.

Available Capacity of CENIT Assets: for purposes of this Master Service Contract, for Pipelines, and for a given period, it means the difference between the Effective Capacity and the sum of: (i) the Contracted Capacity and (ii) the Preferential Right, which is available for the transportation of Crude Oil from third parties in exercise of the right to free access to Pipelines.

For the Caño Limón – Coveñas Pipeline, according to the Caño Limón – Coveñas Pipeline Transporter Manual for the Transportation Contract for Crude Oil Owned by OXY entered into by and between ECOPETROL and Occidental de Colombia Inc. and Occidental de Andina Inc., it shall be understood that, for a determined period, it is the difference between the effective capacity and the sum of: (i) the Owner’s Capacity, (ii) the Contracted Capacity and (iii) the Preferential Right, which is available for the transportation of Crude Oil from third parties under the terms set out in the Caño Limón – Coveñas Pipeline Transporter Manual.

For the other services it shall mean the difference between the Effective Capacity and the Contracted Capacity in a given period.

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B

Balance for Shipper: means the Volumetric Balance for each of the Shippers that use the Pipeline.

It shall also mean the Volumetric Balance for each of the Shippers or users of the other Services.

Barrel: a unit of volume for Crude Oil equal to forty-two (42) United States gallons. Every gallon is equivalent to three liters and seven thousand eight hundred and fifty-three ten-thousandths of a liter (3.7853).

Barrels per Calendar Day (BPCD): means a unit of measurement of flow Rate with respect to the average value of a given period.

Barrels per Operational Day (BPOD): means a unit of measurement of flow Rate with respect to the days actually operated.

C

Calendar Month: means the period of time that begins at 00:00:01 hours on the first day of a calendar month and ends at 24:00 hours on the last day of the same calendar month, always referring to Colombian time.

Calendar Year: means the term that begins at 00:00:01 hours on January first (1st) of each year and ends on December thirty-first (31st) of the same year at 24:00 hours, always referring to Colombian time.

Capacity Contracted by ECOPETROL: means all of the capacity committed to ECOPETROL by CENIT for the provision of the Services by CENIT under the Master Service Contract, including the Firm Capacity and Additional Capacity modalities.

CENIT: means the company CENIT Transporte y Logística de Hidrocarburos S.A.S., as it is identified at the beginning of the Master Service Contract.

Claimant Party: means any of the Parties entering into this Master Service Contract that initiates a claim or actions designed to collect indemnity.

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Commencement Date: means the date that the Certificate of Commencement is signed or the date expressly provided therein.

Connection: means the installation that allows the Delivery of Crude Oil to the Pipeline and/or the Removal of Crude Oil from the Pipeline.

Contracted Capacity: in accordance with Resolution 18 1258 of 2010, it means the capacity committed for transportation between CENIT and the Shippers.

Contracted Capacity Subject to Availability: for Crude Oil Transportation Service, it means the Contracted Capacity which CENIT commits to a Shipper, calculated in BPCD, subject to the existence of Unused Capacity.

For Crude Oil Storage Service, Tank Truck Crude Oil Unloading Service, Crude Oil Loading Services at Ports and Tank Truck Crude Oil Loading Service, it means the capacity of the assets or infrastructure committed by CENIT through contracts for the provision of such services.

Coordination of Operations: means the set of activities carried out by CENIT to control the development of the Crude Oil Transportation Program and to ensure its implementation.

Crude Oil: Petroleum, as it is defined in Article 1 of the Petroleum Code, which exists in liquid form in natural underground deposits and remains liquid at atmospheric pressure after going through the surface separation facilities, as well as the products required to facilitate its transportation, such as Diluents.

Crude Oil for Transportation: means the Crude Oil delivered to the Pipeline for transportation. This category includes Inspected Crude Oils, both segregated or separated from others, as well as those mixed with them, and in both cases they may be mixed with any other substance for transportation purposes.

Crude Oil Loading Service at Ports: means the Port services to be provided to ECOPETROL by CENIT at the Ports for ECOPETROL Crude Oil, the rules for which are included in the General Conditions of this Master Service Contract, Crude Oil Loading Service at Ports Chapter (Chapter IV), and its annexes.

Crude Oil Storage Rate: means the monetary compensation that ECOPETROL must pay to CENIT for the Crude Oil Storage Service.

Crude Oil Storage Service: means the storage service for ECOPETROL Crude Oil, to be provided to ECOPETROL by CENIT, the rules for which are included in the General Conditions of this Master Service Contract, Crude Oil Storage Service Chapter (Chapter II), and its annexes.

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Crude Oil Transportation Program: the program of Pipeline Operations for an Operation Month prepared by CENIT based on the transportation Nomination cycle.

For the Caño Limón – Coveñas Pipeline, according to the Caño Limón – Coveñas Pipeline Transporter Manual for the Transportation Contract for Crude Oil Owned by OXY and entered into by and between ECOPETROL, Occidental de Colombia Inc. and Occidental de Andina Inc., it means the program of Pipeline Operations for an Operation Month prepared by CENIT based on the transportation Nomination cycle. It specifies the use of the Effective Capacity, the volumes of Crude Oil entering at the Entry Points, and the volumes of Crude Oil coming out of the system at the Exit Points.

For all other Services, it means the operating program for Tanks, Unloading Platforms, loading at Ports and loading into tank trucks for an Operating Month prepared by CENIT based on the transportation Nomination cycle and included in the Crude Oil Transportation Program.

Crude Oil Transportation Rate: the single monetary value, per Barrel transported across a span, which CENIT charges all Shippers under equal conditions, and which is the basis for paying the transportation tax in accordance with the provisions of Articles 56 and 57 of the Petroleum Code, as regulated by Ministry of Mines and Energy Resolutions 12 4386 of 2010 and 12 4547 of 2010. The surcharges, rebates and discounts set out in the Monetary Conditions shall be applied to this Rate.

For the Caño Limón – Coveñas Pipeline, according to the Caño Limón – Coveñas Pipeline Transporter Manual for the Transportation Contract for Crude Oil Owned by OXY and entered into by and between ECOPETROL, Occidental de Colombia Inc. and Occidental de Andina Inc., it means the single monetary value, per Barrel transported across a span, which CENIT charges Shippers. The surcharges, rebates and discounts set out in the Monetary Conditions shall be applied to this Rate.

Crude Oil Transportation Service: means the transportation service for ECOPETROL Crude Oil through the Pipelines, to be provided to ECOPETROL by CENIT, the rules for which are included in the General Conditions of this Master Service Contract, Crude Oil Transportation Service Chapter (Chapter I), and its annexes.

D

Date of Signature: means the date on which this Master Service Contract is signed, indicated at the beginning of the General Conditions in this Master Service Contract.

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Day or Days: shall be calendar day or calendar days, respectively.

Declared Value: means the value of ECOPETROL Crude Oil at the moment that it is handed over to CENIT at the Entry Point.

Delivery: means the action by which the custody of a volume of the Shipper’s Crude Oil is transferred to CENIT for transportation through the Pipeline.

For all other Services it means the action by which the custody of a volume of the Shipper’s Crude Oil is transferred to CENIT for storage in Tanks, unloading at Unloading Platforms, loading into tank truck, or loading at Ports.

Design Capacity: The anticipated capacity for the Pipeline based on the properties of the Crude Oil and the specifications of the equipment and other related infrastructure used for system design calculations. If the system design is modified to increase the design capacity, that shall be the new capacity.

For the other services it means anticipated capacity, based on the properties of the Crude Oil and the specifications of equipment and other related infrastructure used to calculate the design of the Tanks, Unloading Platforms, Ports and Loading Platforms.

Diluent: means the natural or refined product that is mixed with heavy Crude Oil to bring it up to Quality Specifications in order to facilitate transportation through each of the Pipelines.

For all other Services it means the natural or refined product that is mixed with heavy Crude Oil to bring it up to Quality Specifications in order to facilitate storage in Tanks, unloading at Unloading Platforms, loading into tank trucks or loading at Ports.

Dispute: It shall have the meaning assigned to it in Section 23 (i) of the General Conditions of this Master Service Contract.

E

ECOPETROL: means ECOPETROL S.A., as it is identified at the beginning of this Master Service Contract.

ECOPETROL Crude Oil: means: (i) the Crude Oil owned by ECOPETROL and its Affiliates (not including CENIT), (ii) the fuel-oil owned by ECOPETROL and its Affiliates (not including CENIT), (iii) the Diluents owned by ECOPETROL and its Affiliates (not including CENIT) and (iv) any other product that may technically be transported through the Pipeline owned by ECOPETROL and its Affiliates (not including CENIT), subject to agreement with CENIT.

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Effective Capacity: means the average maximum transportation capacity effectively made available. It is calculated as the product of the Nominal Capacity multiplied by the Service Factor.

For the other Services, it means the average maximum daily capacity that can effectively be made available. It is calculated as the product of the Nominal Capacity multiplied by the Service Factor.

Entry Hub: means the set of facilities located in a determined geographical area where the Shipper delivers the Crude Oil and at which a Span is started.

Entry Points: the exact Point in the system of transportation, storage, tank truck unloading, loading at Ports, and tank truck loading at which CENIT takes custody of the Crude Oil delivered by ECOPETROL at the Entry Hub. They are described in Annex TC-8 to the Crude Oil Transportation Service Chapter, Annex DCC-6 to the Tank Truck Crude Oil Unloading Service Chapter and Annex CCP-9 to the Crude Oil Loading at Ports Chapter.

Excessive Withdrawal: means the volume of Crude Oil that has been withdrawn by a Shipper above the limits set out in the Crude Oil Transportation Program.

Exit Hub: means the set of facilities located in a determined geographical area where the Shipper withdraws the Crude Oil from the Pipeline and at which a Span ends.

F

Final Station: means the Pipeline’s final station.

Firm Capacity: means the capacity that includes “Ship or Pay” and “Ship and Pay” modalities for each of the Services to which ECOPETROL is entitled under the Master Service Contract, calculated in BPCD.

First Pumping Station: means the Pipeline’s first station.

G

Gross Barrel: means the volume of Crude Oil, including dissolved water, suspended water and suspended sediment, but excluding free water and bottom sediments, calculated at standard conditions (60°F and 14.7 lbf/in2, or 15°C and 1.01325 bar).

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H

Hydrocarbon Quality: means the set of physicochemical characteristics that a volume of Crude Oil must have in order to be transported through the Pipeline under normal conditions. These characteristics refer to: viscosity, API gravity, specific gravity, percent by weight of sulfur, pour point, acidity, steam pressure, percent by volume of water, percent by weight of sediment and salt content, among other things.

This definition shall also include ECOPETROL Crude Oil that is delivered for the other Services.

I

Identifiable Losses: losses of Crude Oil that may be localized to a specific point along the Pipeline and which are attributable to specific events such as breakages, spills, theft, force majeure, or acts of nature.

For the Caño Limón – Coveñas Pipeline, according to the Caño Limón – Coveñas Pipeline Transporter Manual for the Transportation Contract for Crude Oil Owned by OXY entered into by and between ECOPETROL, Occidental de Colombia Inc. and Occidental de Andina Inc., it shall be understood as the losses of Crude Oil that may be localized to a specific point along the Pipeline and which are attributable to specific events such as breakages, spills or Justified Events.

For all other Services, it means the losses of Crude Oil that may be localized to a specific point in the Tank, Unloading Platform, Port, or Loading Platform and which are attributable to specific events such as breakages, spills, theft, force majeure, or acts of nature.

Indemnifying Party: means any of the Parties entering into this Master Service Contract that must indemnify the Claimant Party.

Information: Information classified as confidential in accordance with the rules set out in Clause 18 of the General Conditions of this Master Service Contract.

Inspected Crude Oil: means Crude Oil that has been treated, dehydrated, degassed, drained, settled, stabilized and measured at the inspection facilities approved by the Ministry of Mines and Energy or the entity acting in its stead.

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J

Justified Event: means any force majeure events or circumstances, acts of nature, acts by third parties, or the exclusive fault of the victim and/or defects of or inherent in the Crude Oil.

For the Caño Limón – Coveñas Pipeline, pursuant to the Caño Limón – Coveñas Pipeline Transporter Manual for the Transportation Contract for Crude Oil Owned by OXY entered into by and between ECOPETROL and Occidental de Colombia Inc. and Occidental de Andina Inc., it shall be understood as an event or circumstance beyond CENIT’s control cases such as extraneous causes, force majeure, acts of nature, actions by third parties or by the victim, labor disputes or any other type of actions by an organized labor force, external war (whether declared or not), civil war, sabotage, revolution, insurrection, riot, civil disturbance, terrorism, unlawful acts by third parties, epidemics, tornados, tsunamis, landslides, lightning, earthquakes, floods, storms, fire, adverse weather conditions, expropriation, nationalization, laws, regulations, or orders by a competent authority, explosions, damage or accidents involving machinery, equipment, piping, power transmission lines, or any other installations, embargos, the inability or delays in obtaining equipment or materials and/or defects of or inherent in the Crude Oil.

L

Line Fill: means the entire volume of Crude Oil that must be kept in the Pipelines permanently for operation.

Line Fill includes, but is not limited to the unpumpable bottoms of Tanks and the line fill for processes and equipment.

For all other Services it means the entire volume of Crude Oil that must be kept in the Tanks, Unloading Platforms and Ports for operation, including but not limited to the unpumpable bottoms of Tanks and the line fill for processes and equipment.

M

Marketing Rate: means the monetary compensation that ECOPETROL must pay to CENIT for its marketing of ECOPETROL’s Temporary Capacity Release.

Master Service Contract: means the General Conditions, their chapters, and the corresponding annexes.

Measurement Manual: means the document that contains the general conditions for measuring Crude Oil, which is attached as Annex TC-9 to the Crude Oil Transportation Service Chapter, DCC-7 and CCP-6 to the Crude Oil Loading Service at Ports Chapter, notwithstanding the provisions of Sections 5.01 of Chapter I and 4.01 of Chapter III.

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Minimum Firm Capacity Availability: the minimum availability of ECOPETROL’s Firm Capacity that CENIT shall guarantee for each Asset. It shall be calculated according to the formula set out in Section 3.03 of the General Conditions.

Mixed Crude Oil or Mix: means the combination of different Crude Oils before and/or after being delivered to the Pipeline for transportation.

For all other Services, it means the combination of different Crude Oils before and/or after being delivered to the Tank, Unloading Platform, Port or Loading Platform.

Monetary Conditions: means the tables or formulas for calculating the surcharges and rebates for Hydrocarbon Quality, as well as the discounts that will apply to the Transportation Rate by Span for commercial concepts.

N

Net Barrel: means the volume of Crude Oil, excluding total water and total sediment, calculated at standard conditions (60°F and 14.7 lbf/in2, or 15°C and 1.01325 bar).

Nominal Capacity: means the maximum transportation capacity between a Pumping Station and a Pipeline terminal, or between two Pumping Stations, calculated by considering the equipment installed in the Pipeline and the anticipated Crude Oil quality for a determined period. It is expressed in BPOD.

For all other services it means the maximum capacity calculated by considering the equipment installed and the anticipated Crude Oil quality for a determined period.

Nominated Capacity: means the volume of Crude Oil that the Shipper or Third Party requests be transported through the Pipeline according to the communication sent to CENIT during the respective Nomination month in accordance with the procedures set out in the Transporter Manual.

Nomination: a Service Request for the Operational Month that specifies the required transportation volume, the Entry Hub, the Exit Hub and the Quality of the Hydrocarbon being transported.

For the other Services it means the corresponding Service request formalized by the Shipper for an Operation Month, which specifies the volume required for each Tank, Unloading Platform, Port, and Loading Platform, the Entry Point, the Exit Point, Hydrocarbon Quality and the ownership of the Crude Oil for which storage, unloading, loading at Ports and loading into tank trucks, respectively, has been requested.

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Nomination Month: means the Calendar Month during which the Nomination process is carried out, which shall take place two (2) Calendar Months prior to the Operational Month.

Nonidentifiable Losses: the normal losses inherent in the operation of the Services corresponding to the following, among other things:

•	Mixing.
•	Drainage.
•	Undetected illegal extractions.
•	Defects in meter factors.
•	Volumetric contraction.
•	Leaks/escapes in the valves.
•	Evaporation.
•	Minor leakages.
•	Uncertainties inherent in the measurement systems and associated instrumentation.
•	Uncertainties inherent in laboratory analyses related to the liquidation of volumes.
•	Propagation of the uncertainties inherent in internationally accepted procedures for the liquidation of volumes through static and dynamic measurement.

Notice of Dispute: shall have the meaning assigned to it in Section 23 (i) of the General Conditions of this Master Service Contract.

Notice of Resumption: means the written communication which CENIT shall send to ECOPETROL indicating the date on which the provision of the Service shall be resumed.

Notice of Suspension: means the written communication which CENIT shall send to ECOPETROL indicating the date on which the provision of a Service shall be suspended.

O

Operational Month: means the Calendar Month for which ECOPETROL has nominated each of the Services, and during which CENIT executes the Crude Oil Transportation Program for each Pipeline, Tank, Unloading Platform, loading at Ports and loading into tank trucks.

Operations Agent or Agent: means any individual or legal entity, whether public or private, with which technical and/or commercial relationships are maintained in the provision of Pipeline Crude Oil Transportation Service, Crude Oil Storage Service, Tank Truck Crude Oil Unloading Service, Crude Oil Loading Service at Ports and Tank Truck Crude Oil Loading Service.

Operation and Maintenance Contract: The Contract through which ECOPETROL shall provide the operation, maintenance and complementary services for the infrastructure owned by CENIT.

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Owner: in the case of Pipelines for private use, it is a set of operators or oil refining companies and their Affiliates, which the Colombian state allows to benefit from the Pipeline pursuant with Article 45 of the Petroleum Code.

Owner’s Capacity: for Crude Oil Transportation Service, it means the capacity necessary for a given period for the transportation of Crude Oil produced by CENIT.

P

Party or Parties: means CENIT or ECOPETROL, or both, according to the context in which the term is used.

Penalty Fee: means a charge in addition to the Crude Oil Transportation Rate corresponding to a penalty for the Shipper’s non-compliance with the Delivery Schedule, which shall be calculated as expressly indicated in the CENIT Transporter Manual.

Permanent Capacity Release: means the ECOPETROL Firm Capacity released permanently according to the rules set out in Section 3.05 (ii) of the General Conditions of this Master Service Contract.

Pipelines: all of the necessary physical installations for the transportation of Inspected Crude Oil from the Entry Hubs to the Exit Hubs, including the piping, pumping units, measuring stations, control systems and the Tanks to be used to operate the transportation system, among other things.

Pipeline Transportation Bulletin (PTB): means the Web page where CENIT makes information available to Agents and other stakeholders specified in Ministry of Mines and Energy Resolutions No. 18-1258 and No. 12-4386 of 2010, which regulate Crude Oil transportation by Pipelines and the methodology for setting Rates, respectively, or those which modify or replace them.

Platforms: all of the physical installations required for loading ECOPETROL Crude Oil onto tank trucks under the Master Service Contract.

Points of Exit: the exact Point in the system of transportation, storage, tank truck unloading, loading at Ports and tank truck loading at which ECOPETROL takes the Crude Oil delivered by CENIT at the Exit Hub and CENIT’s custody of the Crude Oil is brought to an end. They are described in Annex TC-8 to the Crude Oil Transportation Service Chapter, Annex DCC-6 to the Tank Truck Crude Oil Unloading Service Chapter and Annex

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CCP-9 to the Crude Oil Loading at Ports Chapter.

Ports: the set of physical elements that includes installations, access channels, facilities, and services which allow an area on the coast or a riverbank to be exploited under conditions favorable for the execution of loading and unloading operations of all manner of vessels and the exchange of assets with land, sea and/or river traffic. Port terminals, docks and piers are included within ports.

Port Operating Regulations: the document that regulates the relations between CENIT and the Shippers for the most advantageous, safest and timely provision of Port Services and the execution of the operations related thereto, approved by the Ministry of Transportation, along with its amendments and additions.

Port Services: means the support services required to attend to a tanker or vessel, carried out by port operators.

Pour Point: means the temperature at which Crude Oil ceases to flow.

Project Management Contract: the Contract through which CENIT shall assign project management.

Preferential Right: means the power of the National Government, exercised through the National Hydrocarbons Agency (ANH) or the entity appointed by it, over the Design Capacity of Pipelines for private use for the transportation of royalty Crude Oil. This preference is limited to the Crude Oil originating from the royalties from the production of the Owners or from the fields for which the pipeline was built. The Preferential Right shall be for up to twenty percent (20%) of the Design Capacity.

Provisional Notice: means the notice that CENIT shall make to ECOPETROL with regard to the damages or additional costs arising from non-compliance with ECOPETROL’s obligations, or regarding its intention to remove and dispose of ECOPETROL Crude Oil to pay sums owed to CENIT by ECOPETROL and/or to prevent operational interruptions in any of the Services.

Prudent Industry Practices: means the practices generally followed by an experienced and prudent operator and hydrocarbon transportation infrastructure maintenance entity in the United States of America, adapted for carrying out operations in Colombia, where necessary, due to weather, topographical, public order and socio-environmental conditions, as well as the known state of the Infrastructure.

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Q

Quality Specifications: means the quality specifications that Crude Oil must meet for the performance of the Services, which are described in Annex TC-1 to the Crude Oil Transportation Service Chapter, Annex DCC-1 to the Tank Truck Crude Oil Unloading Service Chapter, and Annex CCP-1 to the Crude Oil Loading Service at Ports Chapter.

R

Rate for Crude Oil Loading Services at Ports: means the monetary compensation that ECOPETROL must pay to CENIT for Crude Oil Loading Services at Ports.

Reasonable Effort: means the reasonable and timely measures to be taken by a comprehensive hydrocarbon logistics and transportation service provider, according to the demands of the profession and Prudent Industry Practices, in order to prevent a loss or its aggravation.

S

Scheduled Capacity: means the portion of the Pipeline’s Effective Transportation Capacity assigned to each Shipper or Third Party requesting Crude Oil Transportation Service in accordance with the provisions of the Transporter Manual.

For all other Services it means the portion of Effective Capacity assigned to each Shipper or Third Party requesting the respective service.

Segregated Crude Oil: means Crude Oil that, by agreement between CENIT and a Shipper, is to be transported through the Pipeline without being mixed with other Crude Oil.

For all other Services, it means Crude Oil that, by agreement between CENIT and a Shipper, is to be stored, unloaded, loaded into Tank Trucks or loaded at Ports without being mixed with other Crude Oil.

Services: refers jointly to the Crude Oil Transportation Service, the Crude Oil Storage Service, the Tank Truck Crude Oil Unloading Service and the Crude Oil Loading Service at Ports as well as the Tank Truck Crude Oil Loading Service.

Service Factor: The percentage of the Nominal Capacity effectively usable due to temporary operating and maintenance restrictions of the Pipeline and its related and complementary facilities, calculated for a given period of time in which the effects of mechanical equipment not being available, line maintenance programs and the number of days of the period considered must be taken into account.

For all other Services it means the percentage of the Nominal Capacity effectively usable due to the temporary operating and maintenance restrictions of the Tanks, Unloading Platforms, Ports, Loading Platforms and their related and complementary facilities, calculated for a given period of time, in which the effects of mechanical equipment not being available, maintenance programs and the number of days of the period considered must be taken into account.

Service Rate: refers jointly to the Crude Oil Transportation Rate, Crude Oil Storage Rate, Tank Truck Crude Oil Unloading Rate, Rate for Crude Oil Loading at Ports, and the Tank Truck Crude Oil Loading Rate.

Ship and Pay: means the modality under which part of the Firm Capacity is committed, and by virtue of which ECOPETROL is only required to pay a Service Rate for the volumes actually used within said capacity.

Ship or Pay: means the modality under which part of the Firm Capacity is committed, and by virtue of which ECOPETROL is required to pay a Service Rate for the committed volume, regardless of whether or not it actually uses said capacity.

Shipper: the party which contracts the service and signs an agreement for any of the Services with CENIT. It shall be understood that the Shipper acts as the owner of the Crude Oil to be transported, unloaded, stored, loaded at Ports and loaded into tank trucks unless specified to the contrary. The ANH is included among the Shippers.

Short Withdrawal: means the volume of Crude Oil that a Shipper has not withdrawn according to the Crude Oil Transportation Program.

Span: means the portion of the Pipeline between an Entry Hub and an Exit Hub, which must have a Crude Oil Transportation Rate.

T

Tanks: The set of assets used to store ECOPETROL Crude Oil.

Tank Truck Crude Oil Loading Rate: means the monetary compensation that ECOPETROL must pay to CENIT for the Tank Truck Crude Oil Loading Service.

Tank Truck Crude Oil Loading Service: means the tank truck loading service for ECOPETROL Crude Oil to be provided to ECOPETROL by CENIT, the rules for which are included in the General Conditions of this Master Service Contract, Tank Truck Crude Oil Loading Service Chapter (Chapter V), and its annexes.

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Tank Truck Crude Oil Unloading Rate: means the monetary compensation that ECOPETROL must pay to CENIT for the Tank Truck Crude Oil Unloading Service at the Unloading Platform.

Tank Truck Crude Oil Unloading Service: means the tank truck unloading service to be provided to ECOPETROL by CENIT at the Unloading Platforms, the rules for which are included in the General Conditions of this Master Service Contract, Tank Truck Unloading Service Chapter (Chapter III), and its annexes.

Tanker Loading Units: the single-buoy moorings licensed to CENIT and located at the different Ports for loading tankers, or those which replace them.

Temporary Capacity Release: means the ECOPETROL Firm Capacity released temporarily according to the rules set out in Section 3.05 (i) of the General Conditions of this Master Service Contract.

Term of Suspension: means the period that commences on the date of the Notice of Suspension and ends on the date of the Notice of Resumption.

Term of Validity: It shall have the meaning assigned to it in Section 4.01 of the General Conditions of this Master Service Contract.

Third Party: the person who owns or has possession of the Crude Oil and requests the provision of the service through a Pipeline from CENIT.

For the Caño Limón – Coveñas Pipeline, according to the Caño Limón – Coveñas Pipeline Transporter Manual for the Transportation Contract for Crude Oil Owned by OXY and entered into by and between ECOPETROL, Occidental de Colombia Inc. and Occidental de Andina Inc., it shall be understood as the person who owns or has possession of the Crude Oil and requests the provision of the service through a Pipeline from CENIT, conditioned upon the Available Capacity of CENIT Assets.

For the other Services, it means the person who owns or has possession of the Crude Oil and requests the provision of the Storage, Tank Truck Crude Oil Unloading, Crude Oil Loading at Ports and Tank Truck Crude Oil Loading services from CENIT.

Followup Committee: means the committee formed to track the performance of this Master Service Contract according to the rules set out in Clause 9 of the General Conditions.

Transportation Contract: means the memorandum of understanding executed in writing between the Transporter and a Shipper, the purpose of which is or includes the transportation of Crude Oil by Pipeline.

For the purposes of this document, the Parties understand that the Transportation Contract includes the General Conditions of the Master Service Contract and Chapter I on the Transportation of ECOPETROL’s Crude Oil.

Transporter’s Manual: the document which contains information and CENIT’s operating and administrative procedures designed to regulate the operation of the system in accordance with Article 6 of Ministry of Mines and Energy Resolution 18 1258 of July 14, 2010. It is attached as Annex TC-3 and Annex TC-4 to the Crude Oil Transportation Service Chapter, as applicable in accordance with the provisions of Section 7.03 of Chapter I.

For the Caño Limón–Coveñas Pipeline, it is understood that it shall be governed by the Caño Limón – Coveñas Pipeline Transporter Manual for the Transportation Contract for Crude Oil Owned by OXY entered into by and between ECOPETROL and Occidental de Colombia Inc. and Occidental de Andina Inc. It is attached as Annex TC-5 to the Crude Oil Transportation Service Chapter.

Transportation Plan: means the projection of the volumes to be transported through the Pipeline and of Unused Capacity in the medium and long term.

For all other Services, it means the projection of volumes to be stored, unloaded, loaded at Ports and loaded into tank trucks and which are included in the Transportation Plan.

U

Unloading Platforms: all of the physical installations required for unloading Crude Oil under the Master Service Contract.

Unused Capacity: means the unused Effective Capacity, which consists of the sum of: (i) the Available Capacity of CENIT Assets, (ii) the Preferential Right not exercised by the National Hydrocarbons Agency (ANH) (scheduled but not used or nominated), (iii) the unused Owner’s Capacity and (iv) the unused Contracted Capacity (scheduled but not used or nominated).

V

Volume to be Transported: means the Gross Standard Barrels delivered by the Shipper to CENIT at the Entry Point.

Volumetric Balance: means the balance of the operations that CENIT shall carry out at the end of each Operating Month in order to establish the different amounts of Crude Oil handled in the Pipeline and to determine the amount and distribution of Crude Oil losses.

It also refers to the balance of the operations that CENIT shall carry out at the end of each Operating Month in order to establish the different amounts of Crude Oil handled in the Tank, Unloading Platform, Port and Loading Platform.

W

Water and Sediment: means all material that coexists with the Crude Oil without being part of it.

Withdrawal: means the act by which CENIT returns a volume of Crude Oil to the Shipper, or to the entity that it designates, at the Exit Point, bringing its custody to an end.

[SPACE INTENTIONALLY LEFT BLANK]

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Contrato Marco de Servicios para Crudos Capítulo IV – Servicio de Cargue de Crudos en Puertos

Chapter I

Transportation of Crude Oil by Pipeline Service

In addition to the terms set forth in the General Conditions of this Master Service Contract, the Parties agree that the Transportation Service shall be governed by the following:

Clauses

Clause 1	Scope of the Service

Section 1.01     This Chapter and any annexes shall regulate the specific conditions for the provision of the Transportation Service for ECOPETROL Crude Oil, in accordance with the General Conditions of the Master Service Contract.

Section 1.02      Description of the Crude Oil Transportation Service. CENIT agrees to provide services to ECOPETROL, with respect to ECOPETROL Crude Oil that has been nominated and delivered within the Capacity Contracted by ECOPETROL, including but not limited to those described below:

(i)	Receive and accept the Nominations of ECOPETROL Crude Oil in accordance with ECOPETROL requirements and pursuant to the rules pertaining to the Capacity Contracted by ECOPETROL.

(ii)	Receive at each Entry Point the ECOPETROL Crude Oil that conforms to the Quality Specifications contained in Annex TC-1 of this Chapter on Crude Oil Transportation.

(iii)	Transport, custody, storage and decant the ECOPETROL Crude Oil through each of the Pipelines listed in Annex TC-2 and to each Exit Point, in accordance with the Nominations made by ECOPETROL and accepted by CENIT.

(iv)	Transport the Segregated Crude Oil in accordance with the procedure and conditions set forth in the CENIT Transporter Manual, including, but not limited to, the Segregated Crude Oil specified in Annex TC-10.

(v)	Make available to ECOPETROL, at each Exit Point, the ECOPETROL Crude Oil.

(vi)	Carry out all activities related to Crude Oil Transportation Services in this Chapter, in coordination with other operators providing identical or similar services to CENIT and which are necessary in order to meet the disposal requirements for ECOPETROL Crude Oil.

Clause 2	Crude Oil Transportation Rate

(i)	The Transportation Rates for ECOPETROL Crude Oil are listed in Annex TC-6 and are the Rates in effect for the year 2013.

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Clause 3 Contractual Liability Limits of CENIT

For the purposes of the provisions of Section 16.02 of the General Conditions of the Master Service Contract, in the event of loss of or damage to ECOPETROL Crude Oil during the Crude Oil Transportation Service, the following contractual liability limit shall apply:

(i)	For actual damages, CENIT shall pay compensation equivalent to seventy-five percent (75%) of the Declared Value of the Crude Oil for each Barrel that is lost or damaged.

(ii)	For lost profits, CENIT shall pay compensation equivalent to twenty-five percent (25%) of the Declared Value of the Crude Oil for each Barrel that is lost or damaged.

(iii)	These compensation limits shall not be applicable to events of fraud or gross negligence on the part of CENIT.

Clause 4 Transportation Tax

(i)	Payment of the transportation tax shall be made to the beneficiaries by CENIT in its capacity as transporter. Nevertheless, the amount determined pursuant to the legal procedure in force shall be assumed by ECOPETROL in its capacity as Shipper and paid to CENIT.

(ii)	The transportation tax shall be billed separately on a quarterly basis within no more than fifteen (15) days from the close of the volumetric compensation for quality of the last month of the quarter, through issuance of an invoice or equivalent document in Colombian pesos to ECOPETROL, taking as a basis the net volumes to which the volumetric compensation for quality has not been applied.

(iii)	ECOPETROL agrees to irrevocably pay the invoice or equivalent document in Colombian pesos within fifteen (15) days from the submission of invoices or billing statements by CENIT. Objections to the invoice shall not interrupt the time period for payment thereof. Delays in the payment of invoices shall generate default interest in accordance with Section 6.07 of the General Conditions of the Master Service Contract.

(vi)	For the purposes of payment of the corresponding tax, the following shall be taken into account: (i) total net volumes transported; and (ii) the payment quarters shall be: January-March, April–June, July–September and October – December.

In addition to the above, for informational purposes, CENIT shall send on a monthly basis the estimated value of the transportation tax, by the last day of the following month at the latest.

(v)	Adjustments to the invoice or equivalent document shall be made when: (i) adjustments have been made to the amount charged to the Shipper deriving from the payment received by the Ministry of Mines and Energy; (ii) adjustments have been made as a result of objections to invoices, in accordance with the procedure stipulated by the Parties. Such adjustments shall be acknowledged and compared by CENIT against the values established in the immediately following quarterly payment.

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Clause 5 Measurement

Section 5.01 Transition Policy. The Parties agree that for the purposes of this Chapter, measurement shall be governed by the ECOPETROL Measurement Manual during the first year, commencing as of the Date of Signature. From that moment on, the measurement shall be governed by the CENIT Measurement Manual, which must ensure compliance with Prudent Industry Practices and in particular the API Manual of Petroleum Measurement Standards.

ECOPETROL shall send to CENIT the ECOPETROL Measurement Manual within the first five (5) days immediately following the Date of Signature.

Section 5.02 The Parties agree that for the purposes of this Chapter, the dynamic measurement methodology shall be applied, in accordance with the Quality Specifications for Crude Oil and the Measurement Manual which has been incorporated into this Master Service Contract as Annex TC-9 or the ECOPETROL Measurement Manual, as applicable, in accordance with Section 5.01 of this Chapter.

Section 5.03 CENIT agrees to have dynamic measurement devices on hand at the Entry Points and Exit Points of the Products throughout the validity period of the Master Service Contract.

Section 5.04 Backup Measurement. Notwithstanding the obligation of CENIT set forth in Section 5.02 of this Chapter, in cases where for whatever reason it is not possible to apply the dynamic measurement methodology, the Parties agree that the static measurement methodology shall be applied according to the Quality Specifications for Crude Oil and the Measurement Manual incorporated herein as Annex TC-9 of the ECOPETROL Measurement Manual, as applicable, in conformity with Section 5.01 of this Chapter.

Section 5.05 Any disputes that may arise between the Parties in connection with dynamic measurement or static measurement shall be resolved in accordance with the procedures established in Clauses 23, 24 and 25 of the General Conditions of the Master Service Contract.

Clause 6 Procedures and Regulations applicable to the Transportation Service

The procedures and regulations set forth below, attached hereto and which form an integral part of this Master Service Contract as an Annex, are the rules that govern the operating conditions and Transportation Service for ECOPETROL Crude Oil. The provisions contained in the General Conditions of the Master Service Contract and in this Chapter shall prevail with respect to the conditions established in the Annexes to this Chapter. The procedures and rules are as follows:

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(i)	Quality Specifications, incorporated into this Master Service Contract as Annex TC-1.

(ii)	Pipelines, incorporated into this Master Service Contract as Annex TC-2.

(iii)	CENIT Transporter Manual, incorporated into this Master Service Contract as Annex TC-3.

(iv)	ECOPETROL Transporter Manual, incorporated into this Master Service Contract as Annex TC-4.

(v)	Caño Limón-Coveñas Pipeline Transporter Manual, incorporated into this Master Service Contract as Annex TC-5.

(vi)	Crude Oil Transportation Rates for each Pipeline, incorporated into this Master Service Contract as Annex TC-6.

(vii)	Capacity Contracted by ECOPETROL for each Pipeline, incorporated into this Master Service Contract as Annex TC-7.

(viii)	Pipeline Entry and Exit Points, incorporated into this Master Service Contract as Annex TC-8.

(ix)	CENIT Measurement Manual, incorporated into this Master Service Contract as Annex TC-9.

(x)	Segregated Crude Oil by Pipeline, incorporated into this Master Service Contract as Annex TC-10.

Clause 7 Specific Provisions

Section 7.01 CENIT Transporter Manual and Master Service Contract. Once the CENIT Transporter Manual, or any changes thereto made during the term of the Master Service Contract, have been published and sent to the Ministry of Mines and Energy or to the entity acting in its stead, the Parties shall review the impact thereof on the Master Service Contract and make the corresponding changes allowable under applicable regulations.

Section 7.02 With respect to the provisions set forth in the CENIT Transporter Manual, the Parties specifically agree as follows:

(i)	The obligations stipulated in the CENIT Transporter Manual, as they relate to the information necessary for drafting the transportation plans and the Transportation Program, shall only be binding on ECOPETROL as of the Commencement Date.

(ii)	This Chapter and all other provisions that govern the Transportation Service under the Master Service Contract shall be understood to be the Transportation Contract.

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(iii)	For the purposes of applying the terms of the CENIT Transporter Manual, the Contracted Capacity of ECOPETROL under this Master Service Contract shall be understood to mean the Firm Contracted Capacity.

(iv)	Within a maximum of two (2) months from the Date of Signature, CENIT shall notify ECOPETROL, for its respective review and approval, of the following:

(a)	The Volumetric Balance existing as of the Commencement Date.

(b)	Line Fill data, so that CENIT may make the corresponding adjustments as of the Commencement Date.

(v)	ECOPETROL shall not be required to pay a fee in addition to the Transportation Rate for Segregated Crude Oil Transportation Services that have been included in Annex TC-10.

Pursuant to the pertinent provisions of the CENIT Transporter Manual with respect to the obligation to assume additional costs for such services, additional costs shall only be applicable for new agreements entered into by the Parties after the Date of Signature and for Crude Oil not expressly included in Annex TC-10.

(vi)	For the purpose of the provisions of the CENIT Transporter Manual regarding Hydrocarbon Quality certifications, CENIT shall accept as valid existing certifications and all other information submitted to it by ECOPETROL as of the Commencement Date. Therefore, ECOPETROL shall only be required to renew such certifications on an annual basis as of the First (1st) day of January of 2014.

(vii)	At the request of ECOPETROL, the Parties may define the terms and conditions for the provision of ECOPETROL Crude Oil Transportation Services bidirectionally via the Pipelines.

Section 7.03 Transition Policy. The Parties agree that the Transportation Manual in effect as of the Date of Signature shall be applicable for Pipelines until the date of publication of the CENIT Transporter Manual and remittance thereof to the Ministry of Mines and Energy or the entity acting in its stead.

[SPACE INTENTIONALLY LEFT BLANK]

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Chapter II

Crude Oil Storage Service

In addition to the terms set forth in the General Conditions of this Master Service Contract, the Parties agree that the Storage Service shall be governed by the following:

Clauses

Clause 1 Scope of the Service

Section 1.01 This Chapter and any Annexes agreed to by the Parties shall regulate the specific conditions for the provision of the Storage Service for ECOPETROL Crude Oil, in accordance with the General Conditions of the Master Service Contract.

Section 1.02 Description of the Service

(i)	CENIT agrees to provide services to ECOPETROL, with respect to ECOPETROL Crude Oil, including but not limited to those described below:

(a)	Receive the ECOPETROL Crude Oil to be stored for up to the Contracted Storage Capacity at the Entry Point.

(b)	Storage, custody and preservation of ECOPETROL Crude Oil.

(c)	Deliver to ECOPETROL or to the party indicated by the latter the ECOPETROL Crude Oil at the Exit Point.

(ii) The Crude Oil Storage Service referred to in this Chapter is a service in addition to the storage activities required in order to ensure the provision of the Crude Oil Transportation Services, Tank Truck Crude Oil Loading, Tank Truck Crude Oil Unloading and Crude Oil Loading at Ports, which services are listed under the corresponding Rate Schedule.

Clause 2 Contracted Capacity for Storage Service

(i)	As at the Date of Signature of this Master Service Contract there is no Firm Contracted Capacity for the Crude Oil Storage Service provided to ECOPETROL.

(ii)	As a result of the above, any requirements that ECOPETROL may have for the Crude Oil Storage Service must be agreed upon by the Parties pursuant to the rules for Additional Capacity established in Section 3.06 of the General Conditions of the Master Service Contract.

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Clause 3 Procedures and Regulations applicable to the Crude Oil Storage Service

The procedures and regulations applicable to the Crude Oil Storage Service shall be those agreed upon by the Parties from time to time, taking into account CENIT’S obligations as custodian.

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Chapter III

Service: Tank Truck Crude Oil Unloading

In addition to the terms set forth in the General Conditions of this Master Service Contract, the Parties agree that the Unloading Service shall be governed by the following:

Clauses

Clause 1 Scope of the Service

Section 1.01 This Chapter and its Annexes regulate the specific conditions for the provision of the Unloading Service for ECOPETROL Crude Oil pursuant to the General Conditions of the Master Service Contract.

Section 1.02 Description of the Service. CENIT agrees to provide services to ECOPETROL, with respect to the ECOPETROL Crude Oil that is nominated and delivered under the Capacity Contracted by ECOPETROL, including but not limited to those described below:

(i)	Receive and accept the Nominations of ECOPETROL Crude Oil, in accordance with the requirements of ECOPETROL and pursuant to the rules applicable to the Capacity Contracted by ECOPETROL.

(ii)	Receive at each Point of Entry the ECOPETROL Crude Oil that meets the requirements of the Quality Specifications set forth in Annex DCC-1 of this Chapter on Unloading of Crude Oil from Tank Trucks.

(iii)	Custody, storage and decant the ECOPETROL Crude Oil at each of the Unloading Platforms listed in Annex DCC-2 and to each Exit Point, in accordance with the Nominations made by ECOPETROL and accepted by CENIT.

(iv)	Handle the Crude Oil in accordance with the agreements to be made by the Parties for the transportation of Segregated Crude Oil, including, but not limited to, the Segregated Crude Oil specified in Annex TC-10.

(v)	Make available to ECOPETROL, at each Exit Point, the ECOPETROL Crude Oil received by CENIT at the corresponding Unloading Platform.

(vi)	Carry out all activities related to the Services under this Master Service Contract, in coordination with other operators providing identical or similar services to CENIT and which are necessary in order to meet the disposal requirements for ECOPETROL Crude Oil.

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Section 1.03 The Service for Tank Truck Crude Oil Unloading referred to in this Chapter is a service in addition to the unloading activities required in order to ensure the provision of the Crude Oil Transportation Services, Crude Oil Storage, Tank Truck Crude Oil Loading, and Crude Oil Loading at Ports, which services are listed under the corresponding Rate Schedule.

Clause 2 Crude Oil Unloading Rate

(i) The Unloading Rates for ECOPETROL Crude Oil are those listed in Annex DCC-3 and are the Rates in effect for the year 2013.

Clause 3 Contractual Liability Limits of CENIT

For the purposes of the provisions of Section 16.02 of the General Conditions of the Master Service Contract, in the event of loss of or damage to ECOPETROL Crude Oil during the Tank Truck Crude Oil Unloading Service, the following contractual liability limit shall apply:

(i) For actual damages, CENIT shall pay compensation equivalent to seventy-five percent (75%) of the Declared Value of the Crude Oil for each Barrel that is lost or damaged.

(ii) For lost profits, CENIT shall pay compensation equivalent to twenty-five percent (25%) of the Declared Value of the Crude Oil for each Barrel that is lost or damaged.

(iii) These compensation limits shall not be applicable to events of fraud or gross negligence on the part of CENIT.

Clause 4 Measurement

Section 4.01 Transition Policy. The Parties agree that for the purposes of this Chapter, measurement shall be governed by the ECOPETROL Measurement Manual during the first year, commencing as of the Date of Signature. From that moment on, the measurement shall be governed by the CENIT Measurement Manual, which must ensure compliance with Prudent Industry Practices and in particular the API Manual of Petroleum Measurement Standards.

ECOPETROL shall send to CENIT the ECOPETROL Measurement Manual within the first five (5) days immediately following the Date of Signature.

Section 4.02 The Parties agree that for the purposes of this Chapter, the dynamic measurement methodology shall be applied, in accordance with the Quality Specifications for Crude Oil and the Measurement Manual, which has been incorporated into this Master Service Contract as Annex DCC-7 or the ECOPETROL Measurement Manual, as applicable, in accordance with Section 4.01 of this Chapter.

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Section 4.03 CENIT agrees to have dynamic measurement devices on hand at the entry Points and exit Points throughout the validity period of this Master Service Contract.

Section 4.04 Backup Measurement. Without prejudice to the obligation of CENIT set forth in Section 4.02 of this Chapter, in cases where for whatever reason it is not possible to apply the dynamic measurement methodology, the Parties agree that the static measurement methodology shall be applied according to the Quality Specifications for Crude Oil and the Measurement Manual incorporated herein as Annex DCC-7 or the ECOPETROL Measurement Manual, as applicable, in conformity with Section 4.01 of this Chapter.

Section 4.05 Any disputes that may arise between the Parties in connection with dynamic measurement or static measurement shall be resolved in accordance with the procedures established in Clauses 23, 24 and 25 of the General Conditions of the Master Service Contract.

Clause 5 Procedures and Regulations applicable to the Unloading Service

The procedures and regulations set forth below, attached hereto and which form an integral part of this Master Service Contract as an Annex, are the rules that govern the operating conditions and Unloading of ECOPETROL Crude Oil. The procedures and rules are as follows:

(i)	Crude Oil Quality Specifications, incorporated into this Master Service Contract as Annex DCC-1.

(ii)	Unloading Platforms, incorporated into this Master Service Contract as Annex DCC-2.

(iii)	Crude Oil Unloading Rates, incorporated into this Master Service Contract as Annex DCC-3.

(iv)	Operating and Unloading Standards, incorporated into this Master Service Contract as Annex DCC-4.

(v)	Capacity Contracted by ECOPETROL for each Unloading Platform, incorporated into this Master Service Contract as Annex DCC-5.

(vi)	Unloading Platform Entry and Exit Points, incorporated into this Master Service Contract as Annex DCC-6.

(vii)	CENIT Measurement Manual, incorporated into this Master Service Contract as Annex DCC-7.

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Chapter IV

Crude Oil loading at ports

In addition to the terms set forth in the General Conditions of this Master Service Contract, the Parties agree that the Crude Oil Loading Service at Ports shall be governed by the following,

Clauses

Clause 1 Scope of the Crude Oil Loading Service at Ports

Section 1.01 This Chapter and its Annexes regulate the specific conditions for the provision of the Crude Oil Loading Service at Ports for ECOPETROL Crude Oil pursuant to the General Conditions of the Master Service Contract.

Section 1.02 Description of the Crude Oil Loading Service at Ports. CENIT agrees to provide to ECOPETROL services including but not limited to those listed below, with respect to the ECOPETROL Crude Oil that is delivered by ECOPETROL and received by CENIT:

(i)	Receive the ECOPETROL Crude Oil that arrives at the Ports through the Pipelines. Similarly, receive the ECOPETROL Crude Oil that arrives at the Ports through any other means, provided that the infrastructure required for receipt thereof is installed.

(ii)	Necessary storage of ECOPETROL Crude Oil.

(iii)	Ensure the quality of ECOPETROL Crude Oil in accordance with the specifications agreed by the Parties, the provisions of this Chapter and Annex CCP-10.

(iv)	Handle, pump, decant and load onto tankers for export or coastal shipping at the Ports specified in Annex CCP-1 ECOPETROL Crude Oil within the Contracted Capacity.

(v)	Schedule timeframes at the Tank Loading Units.

(vi)	Port Services for tankers arriving at the Ports.

Clause 2           Service Conditions

(i)	The effective provision of the Crude Oil Loading Service at Ports discussed in this Chapter shall be subject to:
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Contrato Marco de Servicios para Crudos Capítulo V – Servicio de Cargue de Crudos en Carrotanques

(a)	Approval by the respective authority of the transfer of the respective concession contracts or of equivalent rights, whichever is applicable to CENIT, with respect to the Ports discussed in Annex CCP-1.

(b)	CENIT obtaining the respective licenses, permits and authorizations to act as concessionaire.

(ii)	During such time as the port concessions overseen by CENIT are operating under the private port system, and if for any reason a competent authority were to modify the interpretation of the concept of “Legally and Economically Bound Party” referred to in Law 1 of 1991, thereby affecting the ECOPETROL’S rights to access the Ports contracted pursuant to this Chapter, CENIT shall be required to promptly modify the port concession contracts in order to guarantee the Services under such contracts.

(iii)      Unless expressly agreed otherwise between the Parties, any modification to the concession contracts or to the Port authorization terms shall not result in a modification to the access rights and terms in favor of ECOPETROL set forth in this Master Service Contract.

Clause 3      Service Rate for Crude Oil Loading at Ports

(i) The Service Rates for Loading Crude Oil at Ports are the rates set forth in Annex CCP-2 and are the rates in effect for the year 2013.

(ii) Rates for Port Services shall be billed according to Port Operating Regulations.

Clause 4      Contractual Liability Limits of CENIT

For the purposes of the provisions of Section 16.02 of the General Conditions of the Master Service Contract, in the event of loss of or damage to ECOPETROL Crude Oil during the Loading of Crude Oil at Ports Service, the following contractual liability limit shall apply:

(i)	For actual damages, CENIT shall pay compensation equivalent to seventy-five percent (75%) of the Declared Value of the Crude Oil for each Barrel that is lost or damaged.

(ii)	For lost profits, CENIT shall pay compensation equivalent to twenty-five percent (25%) of the Declared Value of the Crude Oil for each Barrel that is lost or damaged.

(iii)	These compensation limits shall not be applicable to events of fraud or gross negligence on the part of CENIT.

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Contrato Marco de Servicios para Crudos Capítulo V – Servicio de Cargue de Crudos en Carrotanques

Clause 5 Procedures and Regulations applicable to the Crude Oil Loading at Ports Service

Section 5.01 The procedures and regulations set forth below, attached hereto and which form an integral part of this Master Service Contract as an Annex, are the rules that govern the operating conditions and Port service. The procedures and rules include, but are not limited to:

(i)	Ports, which forms part of this Master Service Contract as Annex CCP-1.

(ii)	Rates for Crude Oil Loading Services at Ports, which forms part of this Master Service Contract as Annex CCP-2.

(iii)	Crude Oil Removal Procedure, which forms part of this Master Service Contract as Annex CCP-3.

(iv)	Port Operations Regulations, which form part of this Master Service Contract as Annex CCP-4.

(v)	CENIT Measurement Manual, which forms part of this Master Service Contract as Annex CCP-5.

(vi)	Procedure for Resolving Delays, which forms part of this Master Service Contract as Annex CCP-6.

(vii)	Capacity Contracted by ECOPETROL at Ports, which forms part of this Master Service Contract as Annex CCP-7.

(viii)	Port Entry and Exit Points, which forms part of this Master Service Contract as Annex CCP-8.

(ix)	Procedure for Scheduling Windows, which forms part of this Master Service Contract as Annex CCP-9.

(x)	Crude Oil Quality Specifications for Loading at Ports, which forms part of this Master Service Contract as Annex CCP-10.

(xi)	MARPOL: International Convention for the Prevention of Pollution from Ships, published in London on November 2, 1973 and approved by the Colombian Congress through Law 12 of 1981, its amendments and additions, which forms part of this Master Service Contract as Annex CCP-11.

Section 5.02 Considering that as of the Date of Signature CENIT is not the owner of the port concessions that have currently been awarded to ECOPETROL, the Parties agree to execute the Annexes listed in this Master Service Contract within a period not to exceed six (6) months from the Date of Signature hereof.

Section 5.03 Notwithstanding the foregoing, and in the event that the transfer of the port concessions by ECOPETROL to CENIT is realized, the Parties shall review the Annexes listed in this Chapter within a period of two (2) months from the assignment date of the port concessions and shall make any necessary changes.

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Contrato Marco de Servicios para Crudos Capítulo V – Servicio de Cargue de Crudos en Carrotanques

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Contrato Marco de Servicios para Crudos Capítulo V – Servicio de Cargue de Crudos en Carrotanques

Chapter V

Service: Tank Truck Crude Oil Loading

In addition to the terms set forth in the General Conditions of this Master Service Contract, the Parties agree that the Loading of Crude Oil onto ECOPETROL Tank Trucks shall be governed by the following,

Clauses

Clause 1 Scope of the Service

Section 1.01 This Chapter and any Annexes that may be executed by the Parties in the future regulate the specific conditions for the provision of the Service for Loading ECOPETROL Crude Oil onto Tank Trucks pursuant to the General Conditions of the Master Service Contract.

Section 1.02 Description of the Service. CENIT agrees to provide to ECOPETROL, with respect to ECOPETROL Crude Oil, services including but not limited to those listed below:

(i) Make available to ECOPETROL, at each Exit Point, the ECOPETROL Crude Oil;

(ii) Perform the loading of ECOPETROL Crude Oil into Tank Trucks at each Exit Point.

Clause 2 Contracted Capacity for Loading Crude Oil onto Tank Trucks

(i) As of the Date of Signature of this Master Service Contract, there is no Contracted Capacity for the Tank Truck Crude Oil Loading Service for ECOPETROL.

(ii) As a result of the above, any requirements ECOPETROL may have for the Tank Truck Crude Oil Loading Service must be agreed upon by the Parties pursuant to the rules for Additional Capacity established in Section 3.06 of the General Conditions of the Master Service Contract.

Clause 3 Procedures and Regulations applicable to the Tank Truck Crude Oil Loading Service

The procedures and regulations applicable to the Tank Truck Crude Oil Loading Service shall be those that may be agreed upon by the Parties from time to time. The provisions contained in the General Conditions of the Master Service Contract and in this Chapter shall prevail with respect to the conditions established in the Annexes to this Chapter.

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